                                                                  Exhibit 99.1


                                                                  EXECUTION COPY
                                                                  --------------



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                            STOCK PURCHASE AGREEMENT










                            dated as of June 4, 2001
                                     between





                               FLEET NATIONAL BANK
                                  as Purchaser

                                       and

                        LIBERTY FINANCIAL COMPANIES, INC.
                                       and
                        LIBERTY FINANCIAL SERVICES, INC.
                                   as Sellers




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                                TABLE OF CONTENTS


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STOCK PURCHASE AGREEMENT..........................................................................................1


BACKGROUND........................................................................................................1


ARTICLE 1
PURCHASE AND SALE.................................................................................................2

         1.1      Purchase and Sale...............................................................................2
         1.2      Payments at Closing.............................................................................2
         1.3      Closing.........................................................................................7
         1.4      Deliveries at Closing by the Company............................................................8
         1.5      Deliveries at Closing by the Purchaser..........................................................8
         1.6      Section 338(h)(10) Election.....................................................................8

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...................................................................9

         2.1      Organization and Qualification..................................................................9
         2.2      Authority.......................................................................................9
         2.3      Compliance......................................................................................9
         2.4      Certain Regulatory Filings.....................................................................11
         2.5      Broker's Fees..................................................................................11
         2.6      Financing......................................................................................11
         2.7      Litigation.....................................................................................12
         2.8      Taxes..........................................................................................12

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND LFS............................................................12

         3.1      Organization and Qualification.................................................................12
         3.2      Subsidiaries...................................................................................12
         3.3      Authority......................................................................................13
         3.4      Compliance.....................................................................................14
         3.5      SEC Filings; Financial Statements..............................................................15
         3.6      Litigation.....................................................................................16
         3.7      Changes........................................................................................16
         3.8      Transactions with Affiliates...................................................................16
         3.9      Employee Benefits and Contracts................................................................16
         3.10     Liens..........................................................................................20
         3.11     Taxes..........................................................................................20
         3.12     Compliance with Laws; Permits..................................................................23
         3.13     Intellectual Property..........................................................................23
         3.14     No Undisclosed Material Liabilities............................................................24
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         3.15     Opinion of Financial Advisor; Brokers..........................................................24
         3.16     Investment Advisory Activities.................................................................24
         3.17     Registered Investment Companies................................................................25
         3.18     Material Contracts.............................................................................29
         3.19     Vote Required..................................................................................31
         3.20     Knowledge......................................................................................31
         3.21     Takeover Statutes..............................................................................31
         3.22     Certain Intercompany Transfers.................................................................31
         3.23     Assets Transferred.............................................................................31

ARTICLE 4
CONDUCT OF BUSINESS..............................................................................................32

         4.1      Conduct Prior to Closing.......................................................................32
         4.2      Notification of Certain Matters................................................................35
         4.3      Access to Information..........................................................................35

ARTICLE 5
ADDITIONAL AGREEMENTS............................................................................................35

         5.1      Preparation of Proxy Statement.................................................................35
         5.2      Board Recommendation...........................................................................36
         5.3      Fees and Expenses..............................................................................36
         5.4      Additional Agreements..........................................................................36
         5.5      No Solicitation................................................................................37
         5.6      Governmental Filings...........................................................................39
         5.7      Approval of New Fund Contracts.................................................................39
         5.8      Indemnification................................................................................41
         5.9      Fair Price Structure...........................................................................41
         5.10     Certain Post-Sale Fund Matters.................................................................41
         5.11     Continuing Employees...........................................................................42
         5.12     Tax Matters....................................................................................45
         5.13     Interested Persons.............................................................................49
         5.14     Other Confidentiality Agreements...............................................................49
         5.15     Intercompany Matters...........................................................................49
         5.16     Transfer of Records............................................................................49
         5.17     Assumption of Public Debt
         5.18     Series A Preferred Redemption..................................................................49

ARTICLE 6
CONDITIONS.......................................................................................................50

         6.1      Conditions to Obligation of Each Party to Effect the Sale......................................50
         6.2      Additional Conditions to Obligation of the Company to Effect the Sale..........................50
         6.3      Additional Conditions to Obligation of the Purchaser to Effect the Sale........................51
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ARTICLE 7
TERMINATION, AMENDMENT AND WAIVER................................................................................52

         7.1      Termination....................................................................................52
         7.2      Effect of Termination..........................................................................54
         7.3      Amendment......................................................................................54
         7.4      Waiver.........................................................................................54
         7.5      Expenses; Termination Fee......................................................................54

ARTICLE 8
GENERAL PROVISIONS...............................................................................................55

         8.1      Publicity......................................................................................55
         8.2      Notices........................................................................................55
         8.3      Interpretation.................................................................................57
         8.4      Representations and Warranties; etc............................................................57
         8.5      Miscellaneous..................................................................................57
         8.6      Validity.......................................................................................58
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                                     (iii)

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of June 4, 2001, is between FLEET NATIONAL BANK, a national banking association (the "Purchaser"), and LIBERTY FINANCIAL COMPANIES, INC, a Massachusetts corporation (the "Company"), and LIBERTY FINANCIAL SERVICES, INC., a Massachusetts corporation ("LFS").

                                   BACKGROUND

         A. LFS is a wholly-owned subsidiary of the Company. The Company, directly or through LFS, owns all of the issued and outstanding shares of capital stock and other equity interests of each of the entities set forth on Schedule A (collectively, the "Purchased Subsidiaries"). The Purchased Subsidiaries, together with their direct and indirect subsidiaries, each of which is listed in Section 3.2 of the Disclosure Schedule (such subsidiaries, together with the Purchased Subsidiaries, the "Subsidiaries") constitute substantially all of the asset management segment of the Company's business (the "Business").

         B. The Company and LFS wish to sell, and the Purchaser wishes to buy, all of the outstanding shares of capital stock and other equity interests of the Purchased Subsidiaries, on the terms and conditions set forth herein (the "Sale"). The Board of Directors of the Company has duly approved the Sale and the Board of Directors and the sole stockholder of LFS have duly approved the Sale.

         C. The Company, LFS and Sun Life Assurance Company of Canada (the "Annuity Purchaser") have entered into a stock purchase agreement dated as of May 2, 2001 (the "Annuity Purchase Agreement"), pursuant to which the Annuity Purchaser is to acquire the subsidiaries of the Company that constitute the annuity segment of the Company's business (the "Annuity Sale"). In connection with such stock purchase agreement, the Annuity Purchaser and the Company entered into a transition services and indemnification agreement (the "Transition Services Agreement") dated as of May 2, 2001, pursuant to which, among other things, the Annuity Purchaser has agreed to indemnify the Purchaser and the Company from and against any losses suffered by the Purchaser and the Company arising from past or future operations of the Company's annuity segment and to provide the Purchaser with certain services for a transition period following the Closing (as defined below), and, simultaneously with the execution of this Agreement, the Company and the Purchaser are entering into (i) a letter agreement with respect to the operation of the Transition Services Agreement in the event the transactions contemplated by this Agreement are consummated prior to the Annuity Sale and (ii) a separate letter agreement with respect to certain other matters addressed in the Transition Services Agreement (together, the "Transition Letter Agreement").

         D. Simultaneously with the execution of this Agreement, (i) the Purchaser, Liberty Mutual Insurance Company ("LMIC") and the Company are entering into a license agreement with respect to the use of, among other things, the "Liberty" name and logo (the "License Agreement") and (ii) LMIC and the Purchaser are entering into an agreement with respect to indemnification by LMIC of the Purchaser for certain tax-related liabilities (the "LMIC Indemnification Agreement").

         E. Simultaneously with the execution of this Agreement, LMIC is entering into a voting and support agreement (the "Voting Agreement") with the Purchaser pursuant to which LMIC has agreed to vote all shares of the Company's common stock that it holds in favor of the Sale.

         F. Simultaneously with the execution of this Agreement, the Company is entering into a Merger Agreement with LMIC and a wholly owned subsidiary of LMIC pursuant to which the shareholders of the Company other than LMIC will receive in exchange for their shares the cash consideration specified in the Merger Agreement and the Company will become a wholly owned subsidiary of LMIC.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Purchaser and the Company and LFS hereby agree as follows:


                                    ARTICLE 1
                                PURCHASE AND SALE

         1.1 PURCHASE AND SALE. Subject to the terms and conditions hereof, at the Closing (as defined below), the Company and LFS shall sell, transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase from the Company and LFS all outstanding shares of capital stock and other equity interests of each Purchased Subsidiary (the "Purchased Securities"), free and clear of all mortgages, security interests, claims, pledges, liens, charges and encumbrances (the "Encumbrances"), other than restrictions under applicable securities laws and other than those created by the Purchaser.

         1.2 PAYMENTS AT CLOSING.

         (a) At the Closing, the Purchaser shall pay to the Company and LFS an aggregate purchase price for the Purchased Securities (the "Purchase Price") determined in accordance with Section 1.2(b) by wire transfer of immediately available funds to an account designated in writing by the Company to the Purchaser not less than two Business Days (as defined below) prior to the Closing Date. The Purchase Price shall be allocated among the Purchased Securities in the manner set forth in Section 1.6. The parties shall report, act and file in all respects and for all purposes in a manner consistent with that allocation.

         (b) The Purchase Price shall be $900,000,000, subject to adjustment as follows:

                  (i) If the Closing Date Revenue Run Rate (as defined below) exceeds or is less than the December 31 Revenue Run Rate (as defined below) by more than 10%, then the Purchase Price shall be adjusted, upward if Closing Date Revenue Run Rate is greater than December 31 Revenue Run Rate and downward if Closing Date Revenue Run Rate is less than December 31 Revenue Run Rate. The amount of the Purchase Price adjustment shall be $18,000,000 (i.e., 2% of the unadjusted Purchase Price) for each percentage point that Closing Date Revenue Run Rate exceeds (or is less than) such 10% threshold, up to a maximum differential of 20% (so that the maximum Purchase Price adjustment pursuant to this clause (i) would be $180,000,000). For the purposes of this Agreement:

                  "December 31 Revenue Run Rate" shall equal the sum of (i) Initial Equity Run Rate (as defined below), (ii) Initial Taxable Fixed Income Run Rate (as defined below), (iii) Initial Tax Exempt Run Rate (as defined below), (iv) Initial Money Market Run Rate (as defined below), and (v) Initial Variable Annuity Run Rate (as defined below), where:

         o "Initial Equity Run Rate" equals (x) assets contained in primarily equity portfolios at December 31, 2000, as set forth on Exhibit A ("Initial Equity Assets"), times (y) .66%;

         o "Initial Taxable Fixed Income Run Rate" equals (x) assets contained in primarily fixed income portfolios at December 31, 2000, as set forth on Exhibit A ("Initial Taxable Fixed Income Assets"), times (y) .30%;

         o "Initial Tax Exempt Run Rate" equals (x) assets contained in primarily municipal bond portfolios at December 31, 2000, as set forth on Exhibit A ("Initial Tax Exempt Assets"), times
                  (y) .60%;

         o "Initial Money Market Run Rate" equals (x) assets contained in money market portfolios at December 31, 2000, as set forth on Exhibit A ("Initial Money Market Assets"), times (y) .40%; and

         o "Initial Variable Annuity Run Rate" equals (x) assets contained in variable annuity portfolios at December 31, 2000, as set forth on Exhibit A ("Initial Variable Annuity Assets"), times (y) .45%.

                  "Closing Date Revenue Run Rate" shall equal the sum of (i) Closing Date Equity Run Rate (as defined below), (ii) Closing Date Taxable Fixed Income Run Rate (as defined below), (iii) Closing Date Tax Exempt Run Rate (as defined below), (iv) Closing Date Money Market Run Rate (as defined below) and (v) Closing Date Variable Annuity Run Rate (as defined below), where:

         o "Closing Date Equity Run Rate" equals the product of (x) the sum of Initial Equity Assets plus Equity Net Flows (as defined below) times (y) .66%;

         o "Closing Date Taxable Fixed Income Run Rate" equals the product of (x) the sum of Initial Taxable Fixed Income Assets plus Taxable Fixed Income Net Flows (as defined below) times
                  (y) .30%;

         o "Closing Date Tax Exempt Run Rate" equals the product of (x) the sum of Initial Tax Exempt Assets plus Tax Exempt Net Flows (as defined below) times (y) .60%;

         o "Closing Date Money Market Run Rate" equals the product of (x) the sum of Initial Money Market Assets plus Money Market Net Flows (as defined below) times (y) .40%; and

         o        "Closing Date Variable Annuity Run Rate" equals the product of
                  (x) the sum of the Initial Variable Annuity Assets plus Variable Annuity Net Flows (as defined below) times (y) .45%.

                  "Equity Net Flows," "Taxable Fixed Income Net Flows," "Tax Exempt Net Flows," "Money Market Net Flows" and "Variable Annuity Net Flows" mean, respectively, for the period from January 1, 2001 through and including the Closing Calculation Date, (x) the aggregate of all purchases (net of sales charges and commissions, if any) of and exchanges into shares of, or other additions (excluding reinvestment of dividends or income) to, equity, taxable fixed income, tax exempt bond, money market and variable annuity portfolios (including, without limitation, portfolios that are established after December 31, 2000), minus (y) the aggregate of all redemptions, exchanges or withdrawals (excluding dividends or other income distributions) from such equity, taxable fixed income, tax exempt bond, money market and variable annuity portfolios. Where a Net Flow is negative, it shall be treated as a negative number for the purposes of all calculations in this
         Section 1.2 (i.e., adding Net Flow that is negative will result in a reduction, and subtracting a Net Flow that is negative will result in an increase).

                  "Closing Calculation Date" means the end of the Interim Period (as defined below).

                  (ii) The Purchase Price shall also be adjusted upward by the amount of any increase, and downward by the amount of any decrease, in Closing Tangible Net Worth of the Subsidiaries from $149,142,554 (the tangible net worth of the Subsidiaries as of March 31, 2001 computed as set forth on Exhibit B). For the purposes of this Agreement:

                  "Closing Tangible Net Worth" means, as of the Closing Date,
                  (a) estimated stockholder's equity, minus (b) all amounts in respect of estimated goodwill and intangible assets, minus (c) any increase (or plus any decrease) in estimated stockholder's equity for the period from April 1, 2001 through the Closing Date resulting from the application of the Financial Accounting Standards Board's Statement No. 115 to investment assets, plus (d) the amount of any estimated impairment write-offs of deferred distribution costs during the period from April 1, 2001 through the Closing Date, net of any related tax benefits, all of the foregoing determined for all of the Subsidiaries on a consolidated (or combined) basis in accordance with generally accepted accounting principles and in a manner consistent with the calculation of tangible net worth of the Subsidiaries as of March 31, 2001 set forth on Exhibit B.

                  (iii) If there is an AUM Market Decline (as defined below) of more than 20%, then the Purchase Price shall be reduced by $6,300,000 (i.e., .70% of the unadjusted Purchase Price) for every 1% of AUM Market Decline in excess of 20%. For the purposes of this provision:

         o "AUM Market Decline" means the result, stated as a percentage, of the calculation (a) March 31, 2001 AUM minus Closing AUM, divided by (b) March 31, 2001 AUM; provided, if Closing AUM is greater than March 31, 2001 AUM, then AUM Market Decline shall be zero.

         o "March 31, 2001 AUM" means the sum, as of 4:00 p.m. (New York time) on March 31, 2001, of (i) the aggregate net asset values, calculated in accordance with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, of the Funds (as hereinafter defined) and the Offshore Funds (as hereinafter defined) plus (ii) the aggregate net asset values, determined in substantially the same manner, of the accounts managed by the Subsidiaries for investment advisory clients (other than the Funds and the Offshore Funds) ("Non-Fund Clients"). Exhibit C sets forth the March 31, 2001 AUM.

         o "Closing AUM" means (i) the aggregate net asset values of the Funds, Offshore Funds and accounts managed by the Subsidiaries for Non-Fund Clients, as of 4:00 p.m. (New York time) on the Closing Calculation Date (or if the Closing Calculation Date is not a trading day, then on the immediately preceding trading day), prepared in the same manner as for March 31, 2001 AUM, minus (ii) Equity Net Flows, minus (iii) Taxable Fixed Income Net Flows, minus (iv) Tax Exempt Net Flows, minus
                  (v) Money Market Net Flows, minus (vi)Variable Annuity Net Flows.

                  (iv) The Purchase Price shall be (a) increased by the net unpaid amount, if any, estimated to be due to the Company from the Subsidiaries pursuant to Sections 5.12(b)(i) and 5.15 as of the Closing and (b) decreased by the net unpaid amount, if any, estimated to be due to the Subsidiaries from the Company pursuant to Sections 5.12(b)(ii) and 5.15 as of the Closing, in each case such estimate to be prepared on the fourth Business Day prior to the Closing Date.

         Whenever this Section 1.2 requires that Closing Date Revenue Run Rate or Closing AUM be determined as of a date other than the Closing Calculation Date, or that Closing Tangible Net Worth or the adjustments pursuant to Section 1.2(b)(iv) be determined as of a date other than the Closing Date, such determinations shall be as of the date specified, as if the date specified were the Closing Calculation Date or the Closing Date, as the case may be.

                  (c) For purposes of this Agreement, the last day of the month which the Purchaser and the Company shall mutually estimate to be two
         (2) months prior to the Closing Date is hereinafter referred to as the "Initial Determination Date." On or before the date which is twenty
         (20) days after the Initial Determination Date, the Company will deliver to the Purchaser draft calculations (the "Draft Initial Calculations") setting forth a determination of (i) the Closing Date Revenue Run Rate as of the Initial Determination Date, (ii) Closing AUM as of the Initial Determination Date, (iii) Closing Tangible Net Worth as of the Initial Determination Date, and (iv) any proposed adjustments to the Purchase Price relating to subsections (i), (ii), (iii) and (iv) of Section 1.2(b). The Draft Initial Calculations shall be determined in accordance with generally accepted accounting principles and in a manner consistent with this Section 1.2.

                  (d) If the Purchaser has any objections to the Draft Initial Calculations or the principles used in the preparation thereof, it will deliver a detailed statement describing its objections to the Company within fifteen (15) days after receiving the Draft Initial Calculations. If no such statement is delivered by the Purchaser on or prior to the end of such fifteen (15) day period, the Draft Initial Calculations shall be deemed accepted by the Purchaser and the Purchase Price shall be as determined in accordance with the Draft Initial Calculations, subject to the determination of the Interim Period Calculations referred to in Section 1.2(e) below. Purchaser and the Company will use reasonable efforts to resolve any objections to the Draft Initial Calculations themselves. If the parties do not obtain a final resolution of any such objections within five (5) days after the Company has received the statement of objections, then the remaining objections (the "Unresolved Initial Calculations Objections") will be resolved in the manner provided in Section 1.2(g) hereof.

                  (e) For purposes of this Agreement, the period between the Initial Determination Date and the last day of the month immediately preceding the Closing Date (or if the Closing Date is on or before the twentieth day of any month, the last day of the second month immediately preceding the Closing Date) is hereinafter referred to as the "Interim Period". At least ten (10) days prior to the Closing Date, the Company will deliver to the Purchaser draft calculations (the "Draft Interim Period Calculations") setting forth a determination of
         (i) the Closing Date Revenue Run Rate as of the last day of the Interim Period, (ii) Closing AUM as of the last day of the Interim Period,
         (iii) Closing Tangible Net Worth as of the last day of the Interim Period and (iv) any proposed adjustments to the Purchase Price relating to subsections (i), (ii), (iii) and (iv) of Section 1.2(b). The Draft Interim Period Calculations shall be determined in accordance with generally accepted accounting principles and in a manner consistent with the Draft Initial Calculations (as finally determined) and this
         Section 1.2.

                  (f) If the Purchaser has any objections to the Draft Interim Period Calculations, it will deliver a detailed statement describing its objections to the Company within two (2) Business Days after receiving the Draft Interim Period Calculations. If no such statement is delivered by the Purchaser on or prior to the end of such two (2) Business Day period, the Draft Interim Period Calculations shall be deemed accepted by the Purchaser and the Purchase Price shall be as determined in accordance with the Draft Interim Period Calculations, consistent with the Draft Initial Calculations (as finally determined) and subject to the determination of the Final Calculations referred to in Section 1.2(i). The Purchaser and the Company will use reasonable efforts to resolve any objections to the Draft Interim Period Calculations themselves. If the parties do not obtain a final resolution of such objections within one (1) Business Day after the Company has received the statement of objections, any remaining objections to the Draft Interim Period Calculations (the "Unresolved Interim Period Objections") will be resolved in the manner provided in
         Section 1.2(g) hereof.

                  (g) In the event that there are any Unresolved Initial Calculations Objections or Unresolved Interim Period Objections (collectively, "Objections"), the Purchaser and the Company will select an accounting firm mutually acceptable to them to resolve any such Objections. If the Purchaser and the Company are unable to agree on the choice of an accounting firm, they will select a "big-five" accounting firm (other than Purchaser's public accounting firm or the Company's public accounting firm or LMIC's public accounting firm) by lot (the "Independent Accountant"), which shall be jointly instructed by the Purchaser and the Company to resolve any Objections. The Independent Accountant shall conduct its review of the Draft Preliminary Closing Calculations and the Draft Interim Period Calculations and any supporting documentation as the Independent Accountant in its sole discretion deems necessary, and the Independent Accountant shall conduct such hearings or hear such presentations by the parties as the Independent Accountant in its sole discretion deems reasonably necessary. The Independent

         Accountant shall, as promptly as practicable and in no event later than ten (10) days following the date of its retention, deliver to each of the Purchaser and the Company its written determinations with respect to the Objections, which will be conclusive and binding upon the parties; provided, that, in resolving any Objection, the Independent Accountant must adopt either the Purchaser's determination, the Company's determination or a determination that is between the positions of the Purchaser and the Company with respect to such Objection. All of the fees and expenses of the Independent Accountant retained pursuant to this Section 1.2(g) shall be paid by the Purchaser, if the Independent Accountant agrees with the positions asserted by the Company; shall be paid by the Company, if the Independent Accountant agrees with the positions asserted by the Purchaser; or shall be split evenly by the Purchaser and the Company if the Independent Accountant does not agree with either the Purchaser or the Company. Upon the delivery of the written determinations of the Independent Accountant with respect to the Objections, the parties hereto shall determine the Purchase Price pursuant to this Section 1.2 hereof in accordance with such written determinations of the Independent Accountant subject to Section 1.2(i).

                  (h) The Company will make the work papers and back-up materials used in preparing the Draft Initial Determination Date Calculations, the Draft Interim Period Calculations and the Final Calculations available to the Purchaser at reasonable times and upon reasonable notice at any time.

                  (i) On or before the third Business Day preceding the Closing Date, the Company will deliver to the Purchaser calculations (the "Final Calculations") setting forth a determination of the estimated Closing Tangible Net Worth as of the Closing Date and any estimated net unpaid amounts due under Sections 5.12(b)(i) and (ii) and 5.15, as of the Closing Date. The Final Calculations shall be prepared in a manner consistent with generally accepted accounting principles and the Initial Determination Date Calculations and the Interim Period Calculations, including without limitation any written determinations of the Independent Accountant pursuant to Section 1.2(g). The Purchase Price shall be adjusted to reflect the determination of the estimated Closing Tangible Net Worth as of the Closing Date, which determination shall be reasonably acceptable to the Purchaser. To the extent that there are any net unpaid amounts due under Sections 5.12(b)(i) and (ii) and 5.15, the Purchase Price shall be adjusted accordingly under
         Section 1.2(b)(iv).

         1.3 CLOSING. Subject to and in accordance with this Agreement, the consummation of the Sale (the "Closing") will take place at Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts, on the third Business Day (as defined below) (the "Closing Date") after satisfaction or waiver of the conditions set forth in Article 6, other than those conditions that relate to actions to be taken at the Closing. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in Boston, Massachusetts are not open for business.

         1.4 DELIVERIES AT CLOSING BY THE COMPANY. At the Closing, and upon satisfaction or waiver of the conditions set forth in Sections 6.1 and 6.2, the Company will deliver or cause to be delivered to the Purchaser the instruments, certificates and other documents required of it by Section 6.3.

         1.5 DELIVERIES AT CLOSING BY THE PURCHASER. At the Closing, and upon satisfaction or waiver of the conditions set forth in Sections 6.1 and 6.3, the Purchaser will deliver or cause to be delivered to the Company the Purchase Price and the instruments, certificates and other documents required of it by
Section 6.2.

         1.6 SECTION 338(h)(10) ELECTION.

         (a) The Purchaser will join with the Company and LFS in making an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder (and any corresponding elections under state, local or foreign law) with respect to the purchase of the capital stock of those Subsidiaries set forth in Section 1.6(a) of the Disclosure Schedule (collectively, the "Section 338(h)(10) Election"). All
Section 338 Forms will be prepared by the Purchaser, subject to written approval by the Company. The Purchaser shall submit any such Section 338 Form to the Company at least thirty (30) days prior to its due date for review and approval. "Section 338 Forms" shall mean all returns, documents, statements and other forms that are required to be submitted to any federal, state, county or other local taxing authority in connection with a Section 338(h)(10) Election, including without limitation, any "statement of Section 338 election" and Internal Revenue Service Form 8023 (together with any schedules or attachments thereto) that are required pursuant to applicable Treasury Regulations.

         (b) The allocation of the Purchase Price among the Purchased Securities shall be made on the basis of the relative fair market values of the Purchased Securities. The allocation of the "aggregate deemed sale price" as defined in Treasury Regulation Section 1.338-4(b) for each Subsidiary shall be made with reference to that Purchase Price allocation and in accordance with Sections 338 and 1060 of the Code and any comparable provisions of state, local or foreign law, as appropriate. The procedures for creating a schedule setting forth such Purchase Price and "aggregate" deemed sales price allocations shall be as follows (the "Allocation Schedule"): (i) the Purchaser shall prepare and deliver the Allocation Schedule to the Company no later than ninety (90) days after the Closing Date (the "Delivery Date"); the Company shall have thirty (30) days from the date that the Purchaser delivers the Allocation Schedule to the Company to review the Allocation Schedule and provide reasonable written comments on such Allocation Schedule (the "Company's Comments"); if the Company does not deliver to the Purchaser the Company's Comments within thirty (30) days after the day the Purchaser delivers the Allocation Schedule to the Company, the Company will be deemed to have accepted and agreed to the allocations made on the Allocation Schedule; (ii) if the Purchaser does not deliver the Allocation Schedule to the Company prior to midnight Eastern Time on the Delivery Date, then the Company shall prepare the Allocation Schedule and will deliver the Allocation Schedule to the Purchaser within sixty (60) days after the Delivery Date; the Purchaser shall have thirty (30) days from the date the Company delivers the Allocation Schedule to the Purchaser to review the Allocation Schedule and provide reasonable written comments on such Allocation Schedule ("Purchaser's Comments") to the Company; if the Purchaser does not deliver to the Company the Purchaser's Comments within thirty (30) days after the day the Company delivers the Allocation Schedule to the Purchaser, the Purchaser will be deemed to have accepted and agreed to the allocations made on the Allocation Schedule by the Company. In case of any disagreement with respect to allocation, the parties hereto agree to work in good faith to resolve their differences with respect to the Allocation Schedule no later than 210 days after the Closing Date. The parties shall report, act and file in all respects and for all purposes in a manner consistent with the Allocation Schedule that they agree upon.


                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

         The Purchaser represents and warrants to the Company and LFS that:

         2.1 ORGANIZATION AND QUALIFICATION. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite power and authority to carry on its business as now conducted or contemplated to be conducted and is, or will cause the actual purchaser to be, an entity that is eligible to make a Section 338(h)(10) Election. The Purchaser is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing that would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Purchaser to perform its obligations hereunder.

         2.2 AUTHORITY. The Purchaser has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Purchaser and no other corporate proceedings on the part of the Purchaser (including without limitation shareholder actions) are necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms subject with respect to enforceability to the effect of receivership, conservatorship and supervisory powers of bank regulatory agencies generally and the effect of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or similar laws now or hereafter affecting the enforcement of creditors' rights generally and to the availability of equitable remedies.

         2.3 COMPLIANCE.

         (a) Neither the execution and delivery of this Agreement by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby nor compliance by the Purchaser with any of the provisions hereof will (i)(x) violate, conflict with or result in a breach of any provision of the charter documents or by-laws of the Purchaser or (y) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the material properties or assets of the Purchaser or any other material direct or indirect subsidiary of the Purchaser under any note, bond, mortgage, indenture, deed of trust, license, lease, or other agreement, instrument or obligation to which the Purchaser is a party, or to which any of them, or any of their respective properties or assets, may be subject, or (ii) subject to the exceptions and compliance with the statutes and regulations referred to in the next paragraph, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or any of its properties or assets; except, in the case of each of clauses (i)(y) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Encumbrances that would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Purchaser to perform its obligations hereunder.

         (b) Other than in connection with or in compliance with the provisions of the Massachusetts Business Corporation Law ("MBCL"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), the Investment Company Act of 1940, as amended (the "Investment Company Act"), other applicable securities laws, state and federal banking and insurance laws, "takeover" or "blue sky" laws of various states, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder (the "Hart-Scott-Rodino Act"), and the rules and regulations of the New York Stock Exchange, the National Association of Securities Dealers, Inc. (the "NASD") and the National Futures Association and other applicable self-regulatory organizations and agencies (each of such laws, rules or regulations being referred to as the "Applicable Laws") as set forth in
Section 2.3(b) of the disclosure schedule previously delivered to the Company (the "Purchaser Required Consents"), no notice to, filing with, or authorization, consent or approval of, any domestic or foreign public body or authority (each a "Government Entity") or any governmental or non-governmental self-regulatory organization or agency is necessary for the consummation by the Purchaser of the transactions contemplated by this Agreement, unless the failure to give such notices, make such filings, or obtain such authorizations, consents or approvals that would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Purchaser to perform its obligations hereunder.

         (c) As of the Closing, the Purchaser will not be subject to disqualification pursuant to Section 203(e) of the Investment Advisers Act regarding service as a registered investment adviser or as a person associated with a registered investment adviser, or subject to disqualification to serve as a broker-dealer under Section 15 of the Exchange Act unless in each case the Purchaser has received exemptive relief from the Securities and Exchange Commission (the "SEC") with respect to such disqualification or except as would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Purchaser to perform its obligations hereunder. As of the Closing, neither the Purchaser nor any "affiliated person" (as defined under the Investment Company Act) thereof will be subject to disqualification regarding service as an investment adviser or any other capacity contemplated by the Investment Company Act for any investment company under Section 9(a) of the Investment Company Act unless in each case the Purchaser has received exemptive relief from the SEC with respect to such disqualification or except as would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Purchaser to perform its obligations hereunder. Neither the Purchaser nor any of its direct or indirect subsidiaries has entered into or is subject to any agreement, arrangement or understanding that would impose on any of the Funds (as defined below) an "unfair burden" within the meaning of Section 15(f)(1)(B) of the Investment Company Act.

         2.4 CERTAIN REGULATORY FILINGS.

         (a) The information supplied in writing by the Purchaser for inclusion in the proxy statement of the Company to be mailed to the holders of the Company's capital stock ("the Company's Stockholders") in connection with their authorization of the Sale (the "Proxy Statement"), on the date the Proxy Statement is filed with the SEC, on the date the Proxy Statement is first sent or given to the Company's Stockholders, and on the date of the meeting of the Company's Stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Purchaser agrees to provide in writing all information concerning the Purchaser and its affiliates required to be included in the Proxy Statement under the Exchange Act and the rules and regulations thereunder. The Purchaser agrees promptly to correct such information if and to the extent that such information shall have become false or misleading in any material respect.

         (b) The information supplied in writing by the Purchaser for inclusion in each of the proxy solicitation materials to be distributed to the shareholders of each Fund, on the date such materials are filed with the SEC, on the date such materials are first sent or given to the shareholders, and on the date of the meeting of the shareholders, shall not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Purchaser agrees to provide in writing all information concerning the Purchaser and its affiliates required to be included in a Fund's proxy statement under the Exchange Act, the Investment Company Act or the rules and regulations thereunder. The Purchaser agrees to promptly provide the Company with any information reasonably necessary to allow the Company to correct such information if and to the extent that the information provided by the Purchaser (including without limitation information concerning its affiliates) for inclusion in a Fund's proxy statement becomes false or misleading in any material respect.

         2.5 BROKER'S FEES. Except for Goldman, Sachs & Co. (the fees of which shall be paid by the Purchaser), no agent, broker, person or firm acting on behalf of the Purchaser is or will be entitled to any financial advisory, commission or broker's or finder's fee from any of the parties hereto in connection with any of the transactions contemplated herein.

         2.6 FINANCING. At the Closing, the Purchaser will have immediately available funds sufficient to consummate the Sale and to fulfill its obligations hereunder. The Purchaser understands that there is no financing condition to the obligations of the Purchaser hereunder.

         2.7 LITIGATION. There is no suit, action or legal, administrative, arbitration or other proceeding or governmental investigation pending or, to the knowledge of the Purchaser, threatened, to which the Purchaser is a party which, considered individually or in the aggregate, would reasonably be expected to materially impair the Purchaser's ability to perform its obligations under this Agreement. For purposes of this Section 2.7 and all certificates and other documents delivered in connection herewith, the terms "Purchaser's knowledge," "knowledge of the Purchaser," "Purchaser's best knowledge," "best knowledge of the Purchaser" and similar phrases shall mean the actual knowledge (after giving effect to things actually forgotten) of the Chief Executive Officer, the Chief Financial Officer and the General Counsel of the Purchaser.

         2.8 TAXES. The Purchaser represents that it has no plan or intention to liquidate and that it has no plan or intention to transfer the shares of the Subsidiaries set forth on Section 1.6(a) of the Disclosure Schedule to any entity that is not treated as a corporation (or a division or branch of a corporation) for federal income tax purposes.


                                   ARTICLE 3
              REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND LFS

         The Company and LFS, jointly and severally, represent and warrant to the Purchaser that except as set forth on a disclosure schedule previously delivered to the Purchaser (the "Disclosure Schedule") (it being understood that the disclosure of any fact or item in a section of the Disclosure Schedule shall be deemed to modify only the corresponding section of this Agreement and other sections of this Agreement to the extent it is explicit from a reading of the disclosure that the disclosure is applicable to such other sections):

         3.1 ORGANIZATION AND QUALIFICATION. Each of the Company and LFS is a corporation duly organized, validly existing and in good standing under the laws of Massachusetts and has all requisite corporate power and authority to carry on its business as it is now being conducted or contemplated to be conducted.

         3.2 SUBSIDIARIES. Section 3.2 of the Disclosure Schedule sets forth for each Subsidiary (a) its name and jurisdiction of organization and (b) the amount of capital stock or other equity interests authorized, issued and outstanding and the names of the record holders thereof. No securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Subsidiary. There are no contracts, commitments, understandings or arrangements by which the Subsidiary is bound to purchase shares of a Subsidiary's capital stock (or its equivalent) or securities convertible into or exchangeable for such shares or similar interests and there are no agreements or understandings to which the Company, LFS or any of the Subsidiaries is a party with respect to voting the capital stock (or its equivalent) of any Subsidiary. All of the outstanding capital stock and other equity interests of each Subsidiary has been and is duly authorized, validly issued, fully paid and non-assessable, and, other than the Purchased Securities, are held beneficially and of record by a Subsidiary, free and clear of any Encumbrances of any kind other than restrictions under applicable securities laws and other than those created by the Purchaser. The Purchased Securities are owned by the Company or LFS, beneficially and of record, free and clear of any Encumbrances of any kind other than restrictions under applicable securities laws and other than those created by the Purchaser. Each Subsidiary is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the requisite power and authority to carry on its business as it is now being conducted. Each Subsidiary is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect (as defined below). Copies of the charter documents, by-laws and corporate record books of each Subsidiary have heretofore been made available to the Purchaser and are accurate and complete as of the date hereof. Except as set forth in Section 3.2 of the Disclosure Schedule, none of the Subsidiaries has any subsidiaries or direct or indirect equity or related interest in any partnership, corporation, limited liability company, joint venture, business association or other entity constituting 5% of the voting stock or equity of such entity.

         For purposes of this Agreement, "Company Material Adverse Effect" shall mean any change, effect or circumstance that (A) is or would reasonably be expected to be materially adverse to the assets, condition (financial or otherwise), business, operations or results of operations of the Subsidiaries taken as a whole, or (B) would prevent the performance by the Company or LFS of their respective obligations under this Agreement or would reasonably be expected to delay the performance by the Company or LFS of their respective obligations under this Agreement beyond the Outside Date (as defined below), other than (1) changes, effects or circumstances that (x) result from changes in general economic or debt or equity market conditions or (y) are the result of factors generally affecting the asset management industry or are the result of any changes in any regulation or statute that has or would reasonably be expected to have an industry-wide effect, or (2) changes in generally accepted accounting principles or changes in laws or regulations or the interpretation thereof by courts or any Government Entity; provided that in the case of either clause (1) or (2), to be excluded, such changes, effects or circumstances must not reasonably be expected to result in a materially more adverse effect on the assets, condition (financial or otherwise), business, operations or results of operations of the Subsidiaries taken as a whole, as compared to the effects generally on other asset management businesses. Notwithstanding the foregoing,
(i) Company Material Adverse Effect shall not include any adverse change, effect or circumstance arising out of or resulting from actions contemplated by the parties in connection with this Agreement (including, without limitation, any adverse change, effect or circumstance arising as a result of compliance with
Section 4.1 of this Agreement) or that is attributable to the announcement, pending status or performance of this Agreement (including, without limitation, the fact that the subsidiaries of the Company other than the Subsidiaries are not being sold to the Purchaser) and (ii) neither any adverse change in the Company's stock price nor a negative Interim Run Rate nor decrease in Tangible Net Worth nor a failure to obtain any of the approvals or consents contemplated by Section 5.7(a), (d) or (e) shall be taken into account in determining whether there has been a Company Material Adverse Effect.

         3.3 AUTHORITY.

         (a) The Company has all requisite corporate power and authority to enter into this Agreement, and, subject to the approval of the Company's Stockholders referred to in Section 3.19 of this Agreement, to perform its obligations hereunder and consummate the transactions contemplated hereby. LFS has all requisite corporate power and authority to enter into this Agreement, and, subject to the approval of the Company's Stockholders referred to in
Section 3.19 of this Agreement, to perform its obligations hereunder and consummate the transactions contemplated hereby.

         (b) The Company's Board of Directors has duly adopted resolutions (i) authorizing the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and (ii) approving the Sale. The Company's

Board of Directors has, in addition, duly adopted resolutions (i) determining that the Sale is fair to, advisable and in the best interests of the Company's Stockholders and (ii) recommending authorization of the Sale by the Company's Stockholders. LFS's Board of Directors and sole stockholder have duly adopted resolutions authorizing the execution and delivery of this Agreement and the consummation by LFS of the transactions contemplated hereby by LFS.

         (c) Except for the approval of the Company's Stockholders referred to in Section 3.19 of this Agreement, no further corporate proceedings on the part of the Company or LFS are necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         (d) This Agreement has been duly executed and delivered by each of the Company and LFS and constitutes a legal, valid and binding obligation of the Company and LFS, enforceable against the Company and LFS, respectively, in accordance with its terms subject with respect to enforceability to the effect of receivership, conservatorship and supervisory powers of regulatory agencies generally and the effect of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or similar laws now or hereafter affecting the enforcement of creditors' rights generally and to the availability of equitable remedies.

         3.4 COMPLIANCE.

         (a) Neither the execution and delivery of this Agreement by the Company and LFS, nor the consummation by the Company and LFS of the Sale, nor compliance by the Company and LFS with any of the provisions hereof will (i)(x) violate, conflict with, or result in a breach of any provision of the charter or by-laws of the Company, LFS or any of the Subsidiaries, or (y) provided that all notices, filings, authorizations, consents and approvals contemplated by Sections 3.4(b) and 5.7 or otherwise set forth in Section 3.4(a) of the Disclosure Schedule (collectively, the "Necessary Consents") have been obtained prior to the Closing, violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance or payment required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of any of the Company, LFS or the Subsidiaries, under any note, bond, mortgage, indenture, deed of trust, license, lease, joint venture agreement or any other agreement, instrument or obligation to which any of Company, LFS or the Subsidiaries is a party or to which any of them or any of their respective properties or assets may be subject or (ii) subject to the requirement to obtain the Necessary Consents, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to any of the Company, LFS or the Subsidiaries or any of their respective properties or assets; except, in the case of each of clauses (i)(y) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Encumbrances that, would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

         (b) Except as set forth in Section 3.4(b) of the Disclosure Schedule (the "Necessary Regulatory Consents"), no notice, filing with, or authorization, consent or approval of, any Government Entity or any governmental or non-governmental self-regulatory organization or agency is necessary for the consummation by the Company, LFS, the Subsidiaries and the Funds of the Sale. As of the date hereof, neither the Company nor LFS is aware of any reason why the Necessary Regulatory Consents could not be obtained.

         (c) Except as disclosed in Section 3.4(c) of the Disclosure Schedule, none of the Company, LFS, the Subsidiaries or the Funds, or any officer, director or employee thereof, is a party or subject to any order, directive, decree, condition or similar arrangement or action (other than exemptive orders) relating to the business of the Company, LFS, the Subsidiaries or the Funds, with or by any federal, state, local or foreign regulatory authority, except for any such orders, directives, decrees or similar arrangements that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         3.5 SEC FILINGS; FINANCIAL STATEMENTS.

         (a) The Company has filed with the SEC all required reports, schedules, forms, statements and other documents required to be filed under the Exchange Act from January 1, 1999 through the date hereof. All documents (including exhibits and financial statement schedules) filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act from January 1, 1999 through the date hereof are referred to herein as the "Prior SEC Filings". The Prior SEC Filings (i) comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder, (ii) did not at the time they were filed contain, or have been amended to correct, any untrue statement of material fact, (iii) did not at the time they were filed omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or have been amended to correct any such omission, and (iv) in the event of subsequent modifications of the circumstances or the basis on which they had been made, were, to the extent required by the Securities Act or the Exchange Act, amended in order to make them not misleading in any material respects in the light of such new circumstances or basis.

         (b) Each of the most recent audited consolidated financial statements and most recent unaudited interim consolidated financial statements (including, in each case, any related notes or schedules) included in the Prior SEC Filings was prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as may be indicated therein or in the notes or schedules thereto, and fairly presented in all material respects the consolidated financial position of the Company and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and the absence of complete notes (to the extent permitted by SEC rules).

         (c) The Proxy Statement and any written information provided by or on behalf of the Company which is included in the Proxy Statement, on the date the Proxy Statement is filed with the SEC, and on the date the Proxy Statement is first published, sent or given to security holders and on the date of the meeting of the Company's Stockholders will comply in all material respects with the provisions of applicable federal securities laws and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that no representation or warranty is made pursuant to this Section 3.5(c) with respect to any written information provided by or on behalf of the Purchaser for inclusion in the Proxy Statement. The Company agrees promptly to correct the Proxy Statement if and to the extent that it shall have become false or misleading in any material respect (provided that, with respect to any false or misleading information provided by or on behalf of the Purchaser for inclusion in the Proxy Statement, the Purchaser shall have provided the Company with correct information) and the Company shall take all steps necessary to cause the Proxy Statement as so corrected to be filed with the SEC and mailed to the Company's Stockholders to the extent required by the Exchange Act.

         3.6 LITIGATION. Except as disclosed in Section 3.6 of the Disclosure Schedule, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, LFS or any of the Subsidiaries or their respective properties or assets, nor are the Company, LFS or any of the Subsidiaries subject to any order, judgment, writ, injunction or decree.

         3.7 CHANGES. Except as specifically set forth in or contemplated by this Agreement, in Section 3.7 of the Disclosure Schedule or as disclosed in the Prior SEC Filings (but only since January 1, 2000), since December 31, 2000 (a) each of the Subsidiaries has conducted its business in all material respects only in the ordinary course of business and in a manner consistent with past practice, (b) there has not been any event, change or effect that, individually or in the aggregate, has resulted, or would reasonably be expected to result, in a Company Material Adverse Effect, (c) none of the Company, LFS or any Subsidiary has changed any accounting principles or tax methods, and (d) none of the Company, LFS or any Subsidiary has taken any of the actions specified in
Section 4.1(b).

         3.8 TRANSACTIONS WITH AFFILIATES. Except as disclosed in Section 3.8 of the Disclosure Schedule or the Prior SEC Filings (but only since January 1,
2000) or as set forth in or contemplated by this Agreement, since January 1, 2000, none of the Subsidiaries has entered into any transaction (a) with any current director or officer of the Company or of any Subsidiary or any transaction which would be subject to proxy statement disclosure under the Exchange Act pursuant to the requirements of Item 404 of Regulation S-K, or (b) with LMIC or its affiliates (other than the Subsidiaries) pursuant to which the consideration in such transaction exceeded or is reasonably likely to exceed $500,000.

         3.9 EMPLOYEE BENEFITS AND CONTRACTS.

         (a) Except as set forth in Section 3.9(a) of the Disclosure Schedule, none of the Subsidiaries is a party to any collective bargaining agreement and there is no certified or recognized collective bargaining agent for any employees of any Subsidiary. As of the date hereof, no claim of representation (as such term is defined in the National Labor Relations Act) is being made, no representation proceeding is pending or, to the knowledge of the Company, threatened, and no organizing campaign is in progress or, to the knowledge of the Company, threatened, involving employees of any Subsidiary.

         (b) Section 3.9(b) of the Disclosure Schedule lists all "employee benefit plans" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which any of the Company, LFS or any Subsidiary is a party, with respect to which any of the Company, LFS or any Subsidiary has any obligation or contingent obligation or which are maintained, contributed to or sponsored by any of the Company, LFS or any Subsidiary, for the benefit of any employee, consultant, officer or director or former employee, consultant, officer or director of any Subsidiary or in which any current or former employee or consultant of any Subsidiary is eligible to participate (collectively, the "Company Benefit Plans"). Except as set forth in Section 3.9(b) of the Disclosure Schedule, each of the Company Benefit Plans complies and has been administered in form and operation in all material respects with all its terms and requirements of ERISA, the Code, the regulations and other published authority thereunder and all other applicable law, except to the extent the failure to so comply would not reasonably be expected to result in a Company Material Adverse Effect. No transaction prohibited by Sections 406 or 407 of ERISA and no "prohibited transaction" (as such term is defined in Section 4975(c) of the Code) has occurred with respect to any Company Benefit Plan that, individually or in the aggregate, would reasonably be expected to result in a Company Material Adverse Effect. The Company, LFS and each Subsidiary have performed all of their respective obligations under the Company Benefit Plans, including but not limited to, the full payment of all amounts required to be made as contributions to such plans or otherwise, except for failures to so perform that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

         (c) Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") confirming such qualification and which covers all amendments to such plan for which the remedial amendment period (within the meaning of Section 401(b) of the Code and applicable regulations) has expired and nothing has occurred that could cause the loss of such qualification. Except as set forth in Section 3.9(c) of the Disclosure Schedule, none of the Company, LFS or any Subsidiary or any of their ERISA Affiliates (as defined below) participate in or has any obligation to contribute to a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA. Except as set forth in Section 3.9(c) of the Disclosure Schedule, there are no material unfunded obligations under any Company Benefit Plan providing benefits after termination of employment to any employee, officer or director or former employee, officer or director of any of the Subsidiaries, including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code (collectively, the "Deferred Compensation Obligations"). The Deferred Compensation Obligations have been accrued on the books of the appropriate Subsidiaries in accordance with generally accepted accounting principles. For purposes of this Agreement, the term "ERISA Affiliate" means, with respect to the Company, LFS or any Subsidiary, any corporation, trade or business that, together with the Company, LFS or any Subsidiary, as applicable, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of Section 414 of the Code.

         (d) Except as provided in Section 5.11, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will:

         (i) except as set forth in Section 3.9(d)(i) of the Disclosure Schedule, either alone or in combination with any other event, accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due under any Company Benefit Plan;

         (ii) constitute or result in a prohibited transaction with respect to any Company Benefit Plan under Section 4975 of the Code or Section 406 or 407 of ERISA for which an exemption is not available; or

         (iii) except as provided in the Liberty Financial Companies, Inc. and Subsidiaries Non-Commissioned Employee Severance and Retention Plan and the Liberty Financial Companies, Inc. and Subsidiaries Commissioned Employees Severance and Retention Plan (together, and as applicable to the employees of the Subsidiaries and duly approved by the Board of the Company prior to any Potential Change of Control (as that term is defined in said plans) as to such employees, the "Retention Plan"), constitute a deemed severance or deemed termination under any Company Benefit Plan or under any applicable law. The Company has delivered to the Purchaser the respective final forms of the Retention Plan.

         (e) Except for the payments required to be made under, and the acceleration of vesting of stock options and restricted common stock provided in, the Retention Plan with respect to those persons listed on Section 3.9(e) of the Disclosure Schedule, none of the Company, LFS or any Subsidiary is obligated to make any "excess parachute payment", as defined in Section 280G(b)(1) of the Code, nor will any excess parachute payment be deemed to have occurred as a result of or arising out of any of the transactions contemplated by this Agreement.

         (f) There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against the Company Benefit Plans or their assets, or arising out of such plans, and, to the knowledge of the Company, no facts exist which could give rise to any such actions, suits or claims, that would, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

         (g) Each Company Benefit Plan which is an employee pension benefit plan (within the meaning of Section 3(2) of ERISA) has been duly authorized by the appropriate board of directors of the Company, LFS or the participating Subsidiary, as the case may be. Each such plan is qualified in form and operation under Section 401(a) of the Code and each trust under each such plan is exempt from tax under Section 501(a) of the Code and, to the knowledge of the Company, is not subject to any excise tax under the Code, except to the extent any failure to be so qualified or so exempt would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. To the knowledge of the Company, no event has occurred that will or could give rise to disqualification or loss of tax-exempt status of any such plan or any trust established in connection with any Company Benefit Plan under such sections. To the knowledge of the Company, no event has occurred that will or could subject any such plans or trusts to tax under Section 501(a) of the Code.

         (h) With respect to each Company Benefit Plan maintained for employees of the Subsidiaries or any of their ERISA Affiliates, there has occurred no failure to meet the minimum funding standard of Section 412 of the Code (whether or not waived in accordance with Section

412(d) of the Code) or failure to make by its due date a required installment under Section 412(m) of the Code, except for such failures that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

         (i) Except as set forth on Section 3.9(i) of the Disclosure Schedule, with respect to each Company Benefit Plan in which any Subsidiary or any ERISA Affiliate participates and which is subject to Title IV of ERISA, except for matters which would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect:

             (i) neither any Subsidiary nor any ERISA Affiliate has withdrawn from such plan during a plan year in which it was a "substantial employer" (as such term is defined in Section 4001(a)(2) of ERISA) where such withdrawal could result in liability of such substantial employer pursuant to Section 4062(e) or 4063 of ERISA;

             (ii) neither any Subsidiary nor any ERISA Affiliate has filed a notice of intent to terminate any such plan or acted to treat any such plan as terminated;

             (iii) the Pension Benefit Guaranty Corporation has not instituted proceedings to terminate such plan;

             (iv) no other event or condition has occurred which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such plan;

             (v) no accumulated funding deficiency, whether or not waived, exists with respect to any such plan, and no condition has occurred or exists which by the passage of time would be expected to result in an accumulated funding deficiency as of the last day of the current plan year of any such plan;

             (vi) no reportable event, as described in Section 4043 of ERISA, has occurred with respect to any such plan;

             (vii) no excise taxes are payable under the Code; and

             (viii) no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made.

         (j) There has been no act or omission by the Company, LFS, any Subsidiary or any ERISA Affiliate that has given rise to or may give rise to fines, penalties, taxes or related charges under ERISA Sections 502(c), 502(i), 502(l) or 4071, or Chapters 43, 47, 68 or 100 of the Code, except to the extent that they would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

         (k) A true and correct copy of each of the Company Benefit Plans and all contracts relating thereto, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, each as in effect on the date hereof, has been made available to the Purchaser. In the case of a Company Benefit Plan which is not in written form, an accurate description in written form of such Company Benefit Plan as in effect on the date hereof has been made available to the Purchaser. A true and correct copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and IRS determination letter with respect to each Company Benefit Plan has been made available to the Purchaser.

         3.10 LIENS. The assets (whether personal or mixed and whether tangible or intangible) of the Subsidiaries reflected in the balance sheet of the Company for the fiscal year ended December 31, 2000 included in the Company's Annual Report on Form 10-K/A (the "Balance Sheet") or acquired in the ordinary course of business since December 31, 2000 (except those assets sold or disposed of in the ordinary course of business), are free and clear of all Encumbrances, other than (A) as reflected in the Balance Sheet (including the notes thereto) or as set forth in Section 3.10 of the Disclosure Schedule and (B) Encumbrances on assets that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

         3.11 TAXES.

         (a) Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and LFS and each Subsidiary have timely filed all material Tax Returns (as defined below) and have paid when due all Taxes owed by the Company and LFS and any Subsidiary (whether or not shown on any such Tax Returns) to any such tax authority. There are no liens on any of the assets of the Company, LFS or any Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax except for liens that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. "TAX" OR "TAXES" shall mean (i) any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, net worth, intangibles, social security, unemployment, disability, payroll, license, employee, withholding, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing, (ii) any liability for payment of amounts described in clause (i) as a result of transferee liability, or of being a member of an affiliated, consolidated, combined or unitary group for any period (including without limitation by operation of section 1.1502-6 of the Treasury Regulations), or otherwise through operation of law; and (iii) any liability for payment of amounts described in clauses (i) and (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person for Taxes. "TAX RETURN" shall mean any return, declaration, report, claim for refund, information return, or other document (including any attached or related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administrative requirements relating to any Tax.

         (b) Except as provided in Section 3.11(b) of the Disclosure Schedule, no dispute or claim concerning any Tax liability of the Company, LFS or any Subsidiary has been claimed or raised by any authority in writing or to the Company's knowledge, otherwise, except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

         (c) Except as provided in Section 3.11(c) of the Disclosure Schedule, as of the date hereof, none of the Company, LFS or any Subsidiary has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency.

         (d) Except as set forth in Section 3.11(d) of the Disclosure Schedule, no Subsidiary has any liability for the Taxes of any person (other than the Company and the Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise, except for liabilities which would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

         (e) (i) The Company has made available to the Purchaser a copy of any Tax-sharing, allocation or indemnity agreement or arrangement involving the Company or any of the Subsidiaries and a description of any such unwritten or informal agreement or arrangement; (ii) all Taxes required to be withheld, collected or deposited by the Company or any Subsidiary or Fund, Offshore Fund or Investment Pool (as defined below) have been timely withheld, collected or deposited and, to the extent required, have been paid to the relevant Tax authority; and (iii) the Company and each Subsidiary and all Funds, Offshore Funds and Investment Pools managed thereby are in compliance with respect to all backup withholding and information reporting requirements in the Code and the regulations thereunder, including, but not limited to all necessary due diligence mailings and the proper and timely filing of Forms W-3, and such Funds, Offshore Funds and Investment Pools are similarly in compliance with all withholding and information reporting requirements of any state, local or foreign jurisdiction to which any of them may be subject, except in the case of clauses (ii) and (iii) for such instances of non-compliance that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

         (f) The amounts accrued on the books and financial statements of each Subsidiary for Taxes, whether or not due and payable, imposed on or with respect to the operations or assets of such Subsidiary for all periods (or portions thereof) ending on or before the date hereof are sufficient for payment of all Taxes payable for such periods, except to the extent any failure would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Each Subsidiary shall continue to determine and reserve for Taxes for purposes of the accrual of such amounts on the books and financial statements of such Subsidiary in a manner that is consistent with the procedure in effect at the time the provision for Taxes by such Subsidiary for purposes of the most recent financial statements was determined, and no amount will be paid, accrued or reserved for Taxes by such Subsidiary as a result of the transaction contemplated hereby or the Section 338(h)(10) Election.

         (g) As of the date hereof, there are no record retention agreements in effect between any Subsidiary and any tax authority.

         (h) Except as set forth in Section 3.11(h) of the Disclosure Schedule, no Subsidiary has (i) received any tax ruling relating to or affecting it from any governmental authority, or (ii) executed or entered into a closing agreement relating to or affecting any of the Subsidiaries pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of any state, local or foreign law.

         (i) The Company and LFS are eligible to and have the authority to consent to the Section 338(h)(10) Election and similar state elections with respect to this transaction.

         (j) Except as set forth in Section 3.11(j) of the Disclosure Schedule, no Subsidiary has any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country, and no Subsidiary otherwise operates or conducts business through any branch in any foreign country.

         (k) No Subsidiary has agreed to, or is required to, make any adjustments under Section 481(a) of the Code or pursuant to any other analagous provision of the Tax laws of any other jurisdiction, by reason of a change in accounting method or otherwise, that could increase Taxes or taxable income, or reduce any tax credits, net operating losses, or capital losses of the Purchaser or any Subsidiary in any taxable period ending after the Closing Date, (ii) no Subsidiary has an application pending with any taxing authority requesting permission to change any accounting method, and (iii) no taxing authority has proposed any such adjustment or change in accounting method.

         (l) No consent under Section 341(f) of the Code concerning collapsible corporations has been executed or filed by or on behalf of any Subsidiary.

         (m) Liberty Wanger Asset Management, L.P. ("LWAM") has never made any election to be excluded from all or part of Subtitle A, Chapter 1, Subchapter K of the Code.

         (n) No final partnership administrative adjustment (or similar adjustment for state, local or foreign Tax purposes) has been proposed or made as a result of any audit or administrative proceeding involving LWAM. No issue involving any Tax item of LWAM has been resolved in any audit or examination in a manner that, by application of the same principles, could be expected to result in deficiency for Taxes of LWAM or the partners of LWAM for any other period for which a Tax Return has been filed.

         (o) LWAM has made a valid election under Section 754 of the Code, and that election will be in effect as of the Closing Date.

         (p) Progress-Highcrest Advisors LLC (i) has always been treated and properly classified as a partnership for all applicable federal, state, local, and foreign Tax purposes, and (ii) has never filed, or had filed on its behalf, any election to be treated as an association taxable as a corporation for federal, state, local, or foreign Tax purposes. LWAM has never been a "publicly traded partnership" within the meaning of Section 7704 of the Code.

         3.12 COMPLIANCE WITH LAWS; PERMITS. Except as set forth in Section 3.12 of the Disclosure Schedule, none of the Subsidiaries (a) is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations (including any rules or regulations of any governmental or non-governmental self-regulatory organization or agency) or (b) since January 1, 1999, has received any notice from any governmental or non-governmental self-regulatory organization or agency or any Governmental Entity or any other person that such Subsidiary is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations or (c) has any officers, directors or employees who, since January 1, 1999, have been the subject of any investigation (excluding routine examinations by regulatory or self-regulatory organizations or agencies), disciplinary proceeding or enforcement order arising under any applicable provisions of any laws, statutes, ordinances or regulations (including any rules or regulations of any non-governmental self-regulatory organization or agency), and no such investigation, disciplinary proceeding or proceedings for the issuance of any enforcement order is pending or threatened, except in the case of each of clauses (a), (b) and (c) for violations or alleged violations that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Each of the Subsidiaries has all federal, state and local approvals, registrations, consents, certificates, filings, notices, rights, permits, licenses and franchises from Governmental Entities necessary for the lawful ownership and use of its properties and assets or required to conduct its business as now being conducted, except for such approvals, registrations, consents, certificates, filings, notices, rights, permits, licenses and franchises the absence of that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Each Subsidiary has made all filings required to be made by it under applicable regulatory requirements since December 31, 1999, and all such filings have complied with the applicable regulatory requirements, except for such failures that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. No Subsidiary or any associated person of any Subsidiary is subject to a statutory disqualification that could be the basis for a suspension, revocation or limitation of the license of, or ability to obtain a license for such Subsidiary, except for such failures that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Subject to receipt of the Necessary Regulatory Consents, the consummation of the transactions contemplated by this Agreement will not result in any revocation, cancellation, limitation or suspension of any such approval, permit, registration, consent, certificate, filing, notice, right, license and franchise, except for such revocations, cancellations, limitations and suspensions that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

         3.13 INTELLECTUAL PROPERTY. Except as set forth in Section 3.13 of the Disclosure Schedule, each Subsidiary and each Fund owns or has all necessary rights to use, each trademark (whether or not registered), trademark application, trade name, service mark, copyright and other trade secret or proprietary intellectual property (collectively, "Intellectual Property") used in and material to the respective businesses of the Subsidiaries or the Funds, and none of the previous or current development, marketing or distribution of products or services of or by any Subsidiary or Fund, as the case may be, infringes the right of any other person, except for the failure to own or have such necessary rights to use such Intellectual Property, or any such infringements, that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Except as set forth in
Section 3.13 of the Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, (a) no claim by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property has been made, is currently outstanding or, to the Company's knowledge, has been threatened against the Company or any Subsidiaries, and, to the Company's knowledge, there are no grounds for the same, (b) none of the Company or any of the Subsidiaries has received any notices of any infringement or misappropriation by any of them with respect to, or conflict with, any third party with respect to the Intellectual Property, and (c) none of the Company or any of the Subsidiaries has infringed, misappropriated or otherwise conflicted with any intellectual property rights of any third parties.

         3.14 NO UNDISCLOSED MATERIAL LIABILITIES. There are no liabilities of any of the Subsidiaries or the Funds of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that would, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, except as disclosed in the Prior SEC Filings (but only since January 1, 2000), referenced on the Disclosure Schedule or liabilities and obligations incurred under this Agreement.

         3.15 OPINION OF FINANCIAL ADVISOR; BROKERS.

         (a) The Board of Directors of the Company has received the opinion of Credit Suisse First Boston Corporation (the "Financial Advisor"), dated the date of this Agreement, to the effect that, as of such date, the consideration to be received by the Company and LFS pursuant to this Agreement is fair, from a financial point of view to the Company. The Company has been authorized by the Financial Advisor, subject to prior review by the Financial Advisor, to permit the inclusion of such written fairness opinion in the Proxy Statement.

         (b) Except for the Financial Advisor (the fees of which will be paid by the Company), no agent, broker, person or firm acting on behalf of the Company is or will be entitled to any advisory commission or broker's or finder's fee from any the parties hereto in connection with any of the transactions contemplated herein.

         3.16 INVESTMENT ADVISORY ACTIVITIES. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, none of the Company, any of the Subsidiaries that are registered under the Investment Advisers Act, or any other "person associated with" (as defined under the Investment Advisers Act) the Company or any of such Subsidiaries has been, at any time within five years prior to the date hereof, convicted of any crime (other than traffic violations and other minor offenses), or subject to disqualification pursuant to Section 203(e) of the Investment Advisers Act regarding service as a registered investment adviser or as a person associated with a registered investment adviser, or subject to disqualification pursuant to Rule 206(4)-3 under the Investment Advisers Act or subject to disqualification to serve as a broker-dealer under Section 15 of the Exchange Act or the subject of a rebuttable presumption pursuant to Rule 206(4)-4(b) under the Investment Advisers Act, and, to the Company's knowledge, except as set forth in Section
3.16 of the Disclosure Schedule, there is no basis for, or proceeding or investigation that, individually or in the aggregate, would reasonably be expected to become the basis for, any such disqualification that would result in a Company Material Adverse Effect; and except as disclosed in Section 3.16 of the Disclosure Schedule, the Company or the applicable Subsidiary has received exemptive relief from the SEC with respect to any such disqualification. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, none of the Company, any of the Subsidiaries, or any "affiliated person" (as defined under the Investment Company Act) thereof has been at any time within five years prior to the date hereof subject to disqualification from serving or acting as an investment adviser or in any other capacity contemplated by the Investment Company Act for any investment company under Section 9(a) of the Investment Company Act and to the Company's knowledge, except as set forth in Section 3.16 of the Disclosure Schedule, there is no basis for, or proceeding or investigation that would reasonably be expected to become the basis for, any such disqualification that would result in a Company Material Adverse Effect. Without limiting the foregoing, each of the Subsidiaries which is, and each of its officers and employees who are, required to be registered as an investment adviser, broker dealer, transfer agent, commodity pool operator, commodity trading advisor, associated person, registered representative or salesperson with the SEC, the Commodity Futures Trading Commission (the "CFTC"), the securities commission of any state or any self-regulatory organization or agency, is duly registered as such and such registration is in full force and effect, except, in the case of any Subsidiary or any officer or employee, where any such failure to be registered as a registered representative or salesperson, individually or in the aggregate, would not reasonably be expected to have Company Material Adverse Effect.

         3.17 REGISTERED INVESTMENT COMPANIES, ETC.

         (a) Section 3.17(a) of the Disclosure Schedule contains a list, as of the date hereof, of all of the investment companies registered under the Investment Company Act for which any Subsidiary acts as investment adviser, administrator or sub-advisor (the "Funds"). Each Fund is, and at all times as required under the Investment Company Act has been, duly registered with the SEC as an investment company under the Investment Company Act and each of the Funds and the Investment Pools (as defined below) has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own its material properties and assets, and to carry on its business as it is now being conducted.

         (b) Except as set forth in Section 3.17(b) of the Disclosure Schedule, each of the Funds has at all times as required under the Securities Act and any other applicable securities or blue sky laws duly registered all securities of which it is the issuer under the Securities Act and such other laws, and each of the Funds and the Investment Pools has duly filed all registration statements, prospectuses, financial statements, other forms, reports, sales literature, and advertising, and any other documents required to be filed with applicable Governmental Entities, and any amendments thereto, in accordance with applicable laws and regulations, except for instances of noncompliance which would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 3.17(b) of the Disclosure Schedule, to the Company's knowledge (i) the annual report to shareholders of each of the Funds with respect to such Fund's most recently completed fiscal year, all other documents filed subsequent to such fiscal year end under Section 30(a) or 30(b) of the Investment Company Act, in each case in the form filed with the SEC or delivered to shareholders (each, a "Fund Financial Report"), and the annual report of each of the Investment Pools with respect to each of such Investment Pool's most recently completed fiscal year filed with any Governmental Entity or delivered to shareholders or other interest holders of such Investment Pool (each, an "Investment Pool Financial Report"), did not, and the Fund Financial Reports and Investment Pool Financial

Reports filed with any Government Entity or delivered to shareholders or interest holders after the date hereof will not, as of their respective dates contain (without giving effect to any amendment thereto filed after the date hereof) any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were or are made, not misleading; and (ii) each of the financial statements contained in or incorporated by reference into the Fund Financial Reports or the Investment Pool Financial Reports (including the related notes and schedules thereto) fairly presents in all material respects the financial position of the entity or entities to which it relates as of its date, in accordance with generally accepted accounting principles consistently applied, except in each case as may be noted therein, subject to normal year end audit adjustments in the case of unaudited statements, except in the cases of clauses (i) and (ii) for instances of noncompliance which would not, individually or in the aggregate, have a Company Material Adverse Effect.

         (c) Neither the execution and delivery of this Agreement by the Company and LFS, nor the consummation by the Company and LFS of the Sale, nor compliance by the Company and the Subsidiaries with any of the provisions hereof will, assuming that the Necessary Consents pertaining to the Funds and the Investment Pools have been obtained prior to the Closing (i) (x) violate, conflict with, or result in a breach of any provision of the charter, by-laws or other organizational documents of any of the Funds or Investment Pools, or (y) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance or payment required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of any of the Funds or Investment Pools, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, distribution agreement, investment advisory agreement, joint venture agreement or other agreement to which any of the Funds or Investment Pools is a party or to which any of them or any of their respective properties or assets may be subject or (ii) assuming that the Necessary Consents pertaining to the Funds or Investment Pools have been obtained prior to the Closing, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to any of the Funds or Investment Pools or any of their respective properties or assets; except, in the case of each of clauses
(i)(y) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

         (d) Each of the Funds is governed by a board of trustees (each, a "Fund Board") at least 75% of whom are not "interested persons" (as defined in the Investment Company Act) of the investment adviser to such Fund.

         (e) To the knowledge of the Company, none of the Funds or Investment Pools (including in the conduct of each of their businesses) (i) except as set forth in Section 3.17(e) of the Disclosure Schedule, is in violation of, or since January 1, 1999 has violated, any applicable provisions of any laws, statutes, ordinances or regulations (including any rules or regulations of any self-regulatory organization or agency) or (ii) has received any notice from any self-regulatory organization or Government Entity or any other person that any Fund or Investment Pool is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations, except for violations or alleged violations which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

         (f) Each Fund has elected to qualify and, for all taxable years with respect to which applicable statute of limitations (including any extensions) has not expired ("open taxable years"), has continuously qualified to be treated as a "regulated investment company" under Subchapter M of the Code (a "RIC") and has continuously been eligible to compute, and has for each such taxable year computed, its federal income tax under Section 852 of the Code and has no earnings and profits accumulated in any taxable year that is not an open taxable year, except to the extent that the failure to comply with any of the foregoing would not, individually and in the aggregate, reasonably be expected to have a Company Material Adverse Effect. At the Closing, all federal, state, local and foreign Tax Returns, reports, declarations, forms or information statements with respect to Taxes for any taxable period for which the applicable statute of limitations (including any extensions) has not expired and were or are required to be filed on or before such date by or on behalf of a Fund, an Offshore Fund or an Investment Pool ("Fund Tax Returns") were or shall have been timely filed and were or shall be complete and correct and all federal and other Taxes shown or required to be shown as due on such returns, shall have been paid or withheld and remitted to the appropriate tax authority, or provided for, except to the extent that any failure to so file, be complete and correct, pay or withhold, or provide for would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. None of the Funds, Offshore Funds or Investments Pools is delinquent in the payment of any Tax, assessment, or governmental charge, except for delinquencies that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.17(f) of the Disclosure Schedule, there is no judicial or administrative claim, audit, action, suit, proceeding or investigation now pending or to the knowledge of the Company, threatened in writing against a Fund, an Offshore Fund or an Investment Pool or in respect of any Tax.

         (g) Except as set forth in Section 3.17(g) of the Disclosure Schedule, as of the date of this Agreement, there are no actions, suits, proceedings or investigations pending or to the knowledge of the Company, threatened against any of the Funds or Investment Pools, nor is any Fund or Investment Pool subject to any order, judgment, writ, injunction or decree naming such Fund or Investment Pool, except in either case for matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

         (h) (i) Each contract or agreement pursuant to which a Subsidiary renders investment advisory or management services (including without limitation sub-advisory services), administration, transfer agency, pricing and bookkeeping or distribution services to any Fund, Offshore Fund or Non-Fund Client (each, an "Investment Contract") and any subsequent renewal affected prior to the date hereof has been duly authorized, executed and delivered by a Subsidiary and, if applicable, the Fund, the Offshore Fund or other Investment Pool party thereto and, to the knowledge of the Company, each other party thereto and, to the extent applicable, has been adopted in compliance with Section 15 of the Investment Company Act and Rule 12b-1 thereunder and in compliance with any statute, order, ordinance, rule or regulation to which such Subsidiary, Fund, Offshore Fund or Investment Pool, or such Investment Contract is subject and is a valid and binding agreement of the Subsidiary and, if applicable, the Fund, the Offshore Fund or other Investment Pool party thereto and, to the Company's knowledge, each other party thereto, enforceable in accordance with its terms (subject to bankruptcy, insolvency, moratorium, fraudulent transfer and similar laws affecting creditors' rights generally and to general equity principles); (ii) each of the Subsidiaries, and, to the Company's knowledge, each Fund, Off-Shore Fund or Non-Fund Client party thereto is in compliance with the terms of each Investment Contract to which it is a party, and is not currently in default under any of the terms of any such Investment Contract; (iii) to the Company's knowledge, no event has occurred or condition exists that with notice or the passage of time or both would constitute such a default; (iv) all payments due since December 31, 1999 under each distribution or principal underwriting agreement to which any Fund is a party have been made in compliance with the related distribution plan adopted by the relevant Fund Board under Rule 12b-1 under the Investment Company Act (a "12b-1 Plan"); (v) each 12b-1 Plan adopted by a Fund and the operation of each such 12b-1 Plan currently complies with Rule 12b-1; and (vi) each such Investment Contract is in full force and effect, except in the case of each of clauses (i) through (vi) above, for such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         (i) The accounts of each Non-Fund Client that is subject to ERISA have been managed by a subsidiary in compliance with all the applicable requirements of ERISA, except to the extent that any failure that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         (j) There exists no "out of balance", "out of proof" or similar condition with respect to any shareholder account maintained by the Company, any Subsidiary or any Fund or Investment Pool, except for any such conditions that would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

         (k) To the knowledge of the Company, each of (i) the proxy solicitation materials to be distributed to the shareholders of each Fund, (ii) the material provided to the Fund Boards in connection with the Necessary Consents, and (iii) Forms ADV and BD of those Subsidiaries that are registered as investment advisers under the Investment Advisers Act or as broker-dealers under the Exchange Act (as the case may be), and Forms 7-R and updates thereto of those Subsidiaries that are registered as commodity pool operators or commodity trading advisors under the Commodity Exchange Act, as amended, as in effect as of the Closing Date, have provided and will provide all information necessary in order to make the disclosure of information therein satisfy the requirements of the Exchange Act, the Investment Company Act, the Advisers Act, the Commodity Exchange Act, as amended and such Forms ADV, BD and 7-R as applicable, and such materials and information will be complete in all material respects and will not contain (at the time such materials or information is distributed, filed or provided, as the case may be) any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, and will not omit to state any material fact necessary in order to make the statements therein not false or misleading or (with respect to information included in proxy statements) necessary to correct any statement or any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

         (l) (i) Each of the pooled investment vehicles, other than the Funds, for which any Subsidiary serves as investment adviser, administrator, sub-adviser, commodity pool operator or commodity trading adviser, or for which it acts as a general partner or managing member (such pooled investment vehicles other than Funds being referred to collectively as the "Investment Pools") is not an "investment company" within the meaning of, or is otherwise exempt from registration under, the Investment Company Act, and has offered and sold its securities pursuant to an applicable exemption from the registration requirements of the Securities Act and has duly registered or qualified its securities in accordance with, or has offered and sold such securities pursuant to an available exemption under, all applicable securities or blue sky laws of any jurisdiction, (ii) each of the Investment Pools and each Fund, if any, that is a "commodity pool" within the meaning of the Commodity Exchange Act, has been operated, and has offered all securities of which it is the issuer, in accordance with the applicable requirements of such act and the applicable rules and regulations of the CFTC and the National Futures Association, and (iii) each of the Offshore Funds is duly licensed or registered in each jurisdiction where such registration or license is required, and has been operated, and has offered all securities of which it is the issuer, in compliance with all applicable laws, rules and regulations to which it is subject, except in the case of each of clauses (i) through (iii) above, for such exceptions that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

         (m) None of the current prospectuses, registration statements or statements of additional information for the Funds, and none of the other current offering materials for the Funds or the current offering materials for any Investment Pool (including without limitation offering memoranda, private placement memoranda, offering circulars, supplemental advertising, and marketing material of the Funds and Investment Pools, or amendments or supplements to any of them), in connection with the offering or sale of securities of any Fund or Investment Pool, as of their respective dates and the dates when delivered to investors or prospective investors, included any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were or are made, not misleading, except to the extent any such failure would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

         3.18 MATERIAL CONTRACTS. Section 3.18 of the Disclosure Schedule sets forth a complete and correct list as of the date hereof of all of the following contracts, agreements (written or oral), indentures, leases, mortgages, licenses and instruments (collectively, "Contracts") to which any Subsidiary is a party or under which any Subsidiary may be liable or to which the Company is a party or under which the Company may be liable, in both cases, which relates to the Business (other than (i) any Investment Contracts and (ii) any other contracts entered into in the ordinary course of business consistent with past practices in connection with the distribution of products):

         (a) any Contract with any director or officer of any Subsidiary other than (i) noncompetition and confidentiality agreements with such persons, (ii) Contracts terminable by the Company upon no more than sixty (60) days' notice without penalty or payment of any kind (other than amounts accrued through the effective date of termination) and (iii) the Company Benefit Plans;

         (b) any Contract that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC under the Exchange
Act) of any Subsidiary to be performed in whole or in part after the date of this Agreement;

         (c) any Contract that, after the Closing, will restrict the conduct of any line of business by the Subsidiaries or upon consummation of the Sale will restrict the ability of the Subsidiaries to engage in any line of business in which they may lawfully engage (it being understood that the exceptions set forth in clauses (i) and (ii) of the introductory paragraph of this Section 3.18 shall not apply to this Section 3.18(c));

         (d) any Contract with a labor union (including any collective bargaining agreement);

         (e) except for the Retention Plan and the vesting of benefits under qualified and non-qualified retirement and savings plans listed on Section 3.18 of the Disclosure Schedule, any Contract pursuant to which any of the benefits of which will or could be increased, or the vesting of the benefits of which will or could be accelerated, by the consummation of the Sale, or the value of any of the benefits of which will or could be calculated on the basis of the Sale;

         (f) any Contract (other than the Company Benefit Plans) not otherwise disclosed pursuant to this Section 3.18 calling for payments aggregating more than $500,000, whether payable by or to any Subsidiary;

         (g) any partnership, joint venture or other similar contract;

         (h) any Contract (other than the Company Benefit Plans) not otherwise disclosed pursuant to this Section 3.18 calling for payments aggregating $500,000 or more with or for the benefit of any affiliate of the Company (other than the Subsidiaries) other than as disclosed in Section 3.8 of the Disclosure Schedule;

         (i) any tax sharing, tax allocation, tax indemnity or similar Contract;

         (j) any funding agreement, indenture, credit agreement, loan agreement, note, mortgage, guarantee security agreement or other Contract for financing or funding pursuant to which any Subsidiary is the obligor; and

         (k) any Contract pursuant to which the Company or LFS acquired any Subsidiary, any Subsidiary acquired another Subsidiary or any Subsidiary acquired or agreed to acquire any of the capital stock or other equity interest of another entity, or all or materially all of the assets of another entity, except for Contracts of such nature under which neither the Company nor LFS nor any Subsidiary has any obligations that are to be performed after the date of this Agreement.

         All of the foregoing are collectively referred to in this Agreement as the "Material Contracts." To the extent that a Material Contracts is evidenced by documents, copies thereof (including any amendments or waivers with respect thereto) have been made available to the Purchaser. To the extent that a Material Contract is not evidenced by documents, the Company has made available to the Purchaser a written description of all of the material terms and conditions of such Material Contract. Each Material Contract is in full force and effect and is enforceable against the applicable Subsidiary in accordance with its terms, except where the failure to be in full force and effect or to be enforceable would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. There does not exist under any Material Contract any default or condition or event that, after notice or lapse of time or both, would constitute a default on the part of the Company or any Subsidiary or, to the knowledge of the Company, on the part of any other parties to such Material Contracts, except for such defaults, conditions or events that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Except as set forth in Section 3.4(a) of the Disclosure Schedule, the execution, delivery and performance by the Company and LFS of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in the breach or termination of, any provision of, or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation or loss of any benefit to which the Company or any Subsidiary is entitled under any provision of a Material Contract.

         3.19 VOTE REQUIRED. After the redemption or conversion of the Company's Series A Redeemable Convertible Preferred Stock (the "Series A Preferred") as contemplated by Section 5.17, the affirmative vote of the holders of a majority of outstanding shares of the Common Stock of the Company (the "Shares") is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the Sale under the MBCL and the Company's charters and by-laws and other organizational documents.

         3.20 KNOWLEDGE. For purposes of this Agreement and all certificates and other documents delivered in connection herewith, the term "Company's knowledge", "knowledge of the Company", "Company's best knowledge", "best knowledge of the Company" or similar phrases shall mean the actual knowledge (after giving effect to things actually forgotten) of the Chief Executive Officer, Chief Financial Officer and General Counsel of the Company.

         3.21 TAKEOVER STATUTES. Except as have been waived by the board of directors of the Company, no "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to the transactions contemplated by this Agreement.

         3.22 CERTAIN INTERCOMPANY TRANSFERS. All transactions reflected as "Reclassifications from Corporate" on the pro forma balance sheet attached as
Section 3.22 of the Disclosure Schedule have been completed or, prior to the Closing, will be completed by the Company.

         3.23 ASSETS TRANSFERRED. Except for matters addressed in the Transition Services Agreement, the Subsidiaries include the entire asset management business conducted by the Company, LFS and their respective subsidiaries, including all of their respective rights and assets in such business, including, without limitation, all of the agreements between the Company, LFS or their respective subsidiaries and distributors with respect to the sale of asset management products.

         3.24 ENVIRONMENTAL LIABILITY. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose or that could reasonably be expected to result in the imposition, on a Subsidiary of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or threatened against the Company or a Subsidiary, which liability or obligation would, individually or in the aggregate, be reasonably expected to result in a Company Material Adverse Effect. There is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

         3.25 INSURANCE. The Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices, except to the failure to be so insured would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.


                                   ARTICLE 4
                               CONDUCT OF BUSINESS

         4.1 CONDUCT PRIOR TO CLOSING. Except as otherwise specifically contemplated by this Agreement, as disclosed in Section 4.1 of the Disclosure Schedule, as required in connection with the Sale, or as required by law, the Company covenants and agrees that, unless the Purchaser shall otherwise consent (which consent, in the case of subsections (viii), (ix), (x) and (xii) in Section 4.1(b) below and, only as it relates to subsections (viii), (ix), (x) and (xii), subsection (xv) in Section 4.1(b) below, shall not be unreasonably withheld, delayed or conditioned) in writing, during the period from the date of this Agreement until the earlier of the termination of this Agreement or the
Closing:

         (a) The business of the Subsidiaries shall in all material respects be conducted only in the ordinary course of business consistent with past practices, and the Company shall use commercially reasonable efforts, to maintain and preserve substantially intact in all material respects the business organization, employees and advantageous business relationships of the Subsidiaries;

         (b) In addition, but without limiting the generality of the foregoing, the Company shall not, or shall cause the Subsidiaries not to, as applicable, directly or indirectly do any of the following:

             (i) issue or sell, or authorize or agree to the issuance or sale of, any shares of, or any options or rights of any kind to acquire any shares of, or any securities convertible into or exchangeable or exercisable for any shares of, capital stock of any class of any Subsidiary;

             (ii) acquire, transfer, sell, lease, pledge or encumber any assets material to any Subsidiaries;

             (iii) amend the charter or by-laws or similar organizational documents of any of the Subsidiaries;

             (iv) split, combine or reclassify any shares of the capital stock of the Subsidiaries or declare, set aside for payment or pay any dividend or distribution, payable in cash, stock, property or otherwise, with respect to any of the capital stock of any of the Subsidiaries, other than, with respect to dividends or distributions, cash dividends and distributions by a Subsidiary to another Subsidiary;

             (v) except in compliance with Section 5.5, enter into an agreement with respect to any merger, consolidation, liquidation or business combination involving any Subsidiary, or any acquisition or disposition of all or substantially all of the assets or securities of any of the Subsidiaries;

             (vi) except in compliance with Section 5.5, enter into an agreement with respect to the disposition a material amount of assets of any Subsidiary, or any release or relinquishment of any material contract rights of any Subsidiary;

             (vii) with respect to any Subsidiary, (A) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or (B) make any material investment either by purchase of stock or securities, contributions to capital (other than to wholly-owned Subsidiaries), property transfer or purchase of any property or assets of any other individual or entity;

             (viii) with respect to any Subsidiary, (A) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity, or (B) make any loans or advances other than in the ordinary course of business consistent with past practices and, with respect to both (A) and (B) on a combined basis, not in excess of $2,000,000 in the aggregate;

             (ix) (A) permit any Subsidiary to enter into any new Contract that would satisfy the definition of Material Contract if in effect on the date hereof and that would obligate the Subsidiaries to pay an amount in excess of $500,000 or (B) terminate, amend, modify or waive compliance of any provision of any Material Contract in any respect materially adverse to any of the Subsidiaries;

             (x) except as set forth in Section 4.1 of the Disclosure Schedule, make or change any material Tax election, release, assign, settle or compromise any material Tax liability, dispute or controversy, or waive any statute of limitations for any Tax claim or assessment unless such action would not reasonably be expected to increase the Tax liability of the Subsidiaries or the tax sharing obligation of any Subsidiary under this Agreement;

             (xi) subject to applicable fiduciary responsibilities to the Funds, the Offshore Funds and the Investment Pools, cause any Fund, Offshore Fund or Investment Pool to make or change any material Tax election, release, assign, settle or compromise any Tax liability, dispute, or controversy, or waive any statute of limitations for any Tax claim or assessment;

             (xii) except as may be required as result of a change in law, regulation or in generally accepted accounting principles, change any accounting principles or practices used by any Subsidiary;

             (xiii) release, assign, settle or compromise any material claim or litigation relating to any Subsidiary;

             (xiv) with respect to any Subsidiary, pay, discharge or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practices; and

             (xv) agree or commit to do any of the foregoing.

         (c) Neither the Company nor any Subsidiary, except as may be required by their respective fiduciary duties or as contemplated by this Agreement, will seek to cause any Fund Board to take any action with respect to any Fund other than in the ordinary course of business of such Fund.

         (d) Neither the Company nor any of the Subsidiaries shall adopt or amend in any material respect (except as may be required by law or permitted under this Agreement) any bonus, profit sharing, compensation, stock option, stock purchase, pension, retirement, deferred compensation, or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee or former director, officer or employee of any Subsidiary (other than commercially reasonable arrangements entered into with any new hires) or increase the compensation or fringe benefits of any employee or former director, officer or employee of any Subsidiary or pay any benefit not required by any existing plan, arrangement or agreement, except compensation increases for employees and non-executive officers in the ordinary course of business consistent with past practices.

         (e) Neither the Company nor any of the Subsidiaries shall take any action with respect to the grant of any severance or termination pay or with respect to any increase of benefits payable under its retention, severance or termination pay policies in effect on the date hereof with respect to employees of any of the Subsidiaries. The Company shall not amend or modify the Retention Plan after the date hereof to the extent any such amendment or modification relates to employees of the Subsidiaries or increases the costs to the Purchaser or any of the Subsidiaries under Section 5.11 hereof. The Company has made available to the Purchaser a true and complete copy of the Retention Plan.

         (f) Other than in the ordinary course of business consistent with past practices and except as otherwise required or permitted pursuant to this Agreement, neither the Company nor any Subsidiary shall (i) enter into any transaction, agreement or arrangement with, or make any payment to, any affiliate which would be required to be disclosed on Section 3.8 of the Disclosure Schedule, if such transaction, agreement, arrangement or payment had existed as of the date of this Agreement, or (ii) modify or amend any of the matters disclosed on Section 3.8 of the Disclosure Schedule.

         4.2 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to the Purchaser, upon obtaining knowledge of the occurrence, or failure to occur, of any event which occurrence or failure to occur causes (x) any representation or warranty made by the Company and contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing or (y) any material failure of the Company or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall be deemed to cure any breach or otherwise affect the representations or warranties of the Company or the conditions to the obligations of the parties hereunder. The Purchaser shall give prompt notice to the Company, upon obtaining knowledge of the occurrence, or failure to occur, of any event which occurrence or failure to occur causes (x) any representation or warranty made by the Purchaser contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing or (y) any material failure of the Purchaser, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall be deemed to cure any breach or otherwise affect the representations or warranties of the Purchaser or the conditions to the obligations of the parties hereunder.

         4.3 ACCESS TO INFORMATION. Except as prohibited by confidentiality agreements to which the Company or a Subsidiary is a party or as restricted under applicable law or to the extent the Company reasonably believes the same would result in the disclosure of any trade secrets of third parties, the Company shall, and shall cause the Subsidiaries, and the Company's and Subsidiaries' respective officers, directors, employees and agents to, afford to the Purchaser and to the officers, employees and agents of the Purchaser reasonable access upon reasonable notice and at mutually agreeable times, to the Company's and any Subsidiary's officers, employees, agents, properties, books, records and contracts, and shall furnish the Purchaser such financial, operating and other data and information as the Purchaser, through its officers, employees or agents, may reasonably request. All such information shall be governed by the Confidentiality Agreement (as defined below).

                                   ARTICLE 5
                              ADDITIONAL AGREEMENTS

         5.1 PREPARATION OF PROXY STATEMENT. The Company shall prepare, in cooperation with LMIC and the Purchaser, the Proxy Statement and use its commercially reasonable efforts to obtain and furnish the information required to be included by it in the Proxy Statement, shall file the Proxy Statement with the SEC, and respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof and cause the Proxy Statement to be mailed to the Company's Stockholders at the earliest practicable time following the execution of this Agreement. The Purchaser and its counsel shall be given reasonable opportunity to review and discuss with the Company's counsel the Proxy Statement prior to its filing with the SEC, and shall be provided with any comments that the Company and its counsel may receive from the SEC or its staff with respect to the Proxy Statement promptly after receipt of such comments. If prior to the Closing any event shall occur which is required to be set forth in an amendment or a supplement to the Proxy Statement, the Company will promptly prepare and mail to the Company's Stockholders such an amendment or supplement, provided, however, that, with respect to any event or information relating to the Purchaser giving rise to such requirement, the Purchaser shall have notified the Company thereof in a timely fashion.

         5.2 BOARD RECOMMENDATION. Except to the extent otherwise permitted pursuant to Section 5.5 below, the Company through its Board of Directors shall recommend the authorization of the Sale in the Proxy Statement, shall take all steps necessary to duly call, give notice of, convene and hold, and use its commercially reasonable efforts to obtain the necessary authorization of the Sale by the Company's Stockholders at a stockholders' meeting (including any adjournments thereof, the "Company Stockholders' Meeting") as promptly as practicable following the execution of this Agreement.

         5.3 FEES AND EXPENSES.

         (a) Except as otherwise provided in Section 7.5, each party shall bear all of the fees and expenses incurred by it in connection with the negotiation and performance of this Agreement (it being understood that the Company shall bear all of the fees and expenses of the Company, LFS and the Subsidiaries), and neither party may recover any such fees and expenses from the other party upon any termination of this Agreement, provided, however, that (i) so long as the Closing shall occur, the Purchaser shall pay one-half of the reasonable costs of printing and mailing the Proxy Statement to the Company's Stockholders, provided, however, that the Purchaser shall pay one-quarter of such costs if the Proxy Statement includes a solicitation of approval of the Annuity Sale and (ii) the Purchaser shall pay one-half of (A) the reasonable costs of preparing, printing and mailing to the shareholders of the Funds the proxy material contemplated by Section 5.7, (B) the reasonable fees and expenses of counsel to the Funds in connection with the transactions contemplated by this Agreement, including, without limitation, the approvals contemplated by Section 5.7, (C) the reasonable costs of a solicitor for each of the Funds and (D) the reasonable costs incurred in connection with the actions contemplated by Sections 5.7(d) and (e).

         (b) The provisions contained in this Section 5.3 shall survive any termination of this Agreement.

         5.4 ADDITIONAL AGREEMENTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate with each of the other parties hereto in connection with the foregoing, including using commercially reasonable efforts: (A) to obtain all authorizations, consents and approvals required by the Applicable Laws; and (B) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party agrees to use commercially reasonable efforts to fulfill all conditions to this Agreement. For purposes of the foregoing and the provisions of Sections 5.7 and 5.11, the obligation of the Company and the Purchaser to use "commercially reasonable efforts" or "reasonable efforts" to obtain waivers, consents and approvals shall not include, with respect to loan agreements, leases and other contracts agreeing to a material modification of the terms of such documents, except as expressly contemplated hereby, or making any material guaranty or material monetary payment in consideration of such waiver, consent or approval.

         5.5 NO SOLICITATION.

         (a) During the period from the date of this Agreement and until the earlier of the Closing or the termination of this Agreement, none of the Company, LFS or any of the Subsidiaries or any of their respective affiliates, subsidiaries, officers, directors, employees, representatives and agents (including, without limitation the Financial Advisor) shall, directly or indirectly, (i) solicit or initiate any proposals or offers from any corporation, partnership, person or other entity or group other than the Purchaser or an affiliate of the Purchaser (a "Third Party") concerning any acquisition, consolidation, tender or exchange offer, merger, business combination, sale of securities or substantial assets of any of the Subsidiaries or any other transaction that would result in the sale of all or any of the Subsidiaries or the Business (other than sales of assets in the ordinary course of business) or that would otherwise adversely affect the ability of the Company, LFS and the Purchaser to consummate the Sale (any such transaction being referred to herein as an "Acquisition Proposal"); or (ii) have any discussions or negotiations with or provide any non-public or confidential information to any Third Party relating to any inquiry, proposal or offer concerning an Acquisition Proposal; provided, however, that the term Acquisition Proposal shall not include, and this Agreement shall not limit the Company or any of its subsidiaries with respect to, any proposal for a transaction with respect to the Company or any of its subsidiaries or any portion of the Company or any of its subsidiaries not including any of the Subsidiaries or the Business, regardless of the form of such transaction, so long as such proposal or transaction would not adversely affect the ability of the Company and LFS and the Purchaser to consummate the Sale. Notwithstanding the foregoing, the Company, LFS, the Subsidiaries, and their respective affiliates, subsidiaries, officers, directors, employees, representatives and agents (i) may furnish or cause to be furnished information concerning the Company's, LFS's and their respective subsidiaries' businesses, properties or assets to a Third Party (subject to such Third Party executing a confidentiality agreement on terms no less favorable in the aggregate to the Company than those in the Confidentiality Agreement between the Purchaser and the Company dated December 13, 2000 (the "Confidentiality Agreement"), and may enter into, participate in, conduct or engage in discussions or negotiations with such Third Party, if and only to the extent that in connection with this clause (i) the Board of Directors of the Company shall have determined in good faith, after consultation with its external financial advisors and external legal counsel, that such actions are necessary in order for the directors to comply with their fiduciary duties under applicable law, (ii) may take any position with respect to an Acquisition Proposal in accordance with Rules 14d-9 and 14e-2 under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer) and may make disclosure to the Company's Stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with its external financial advisors and external legal counsel, failure to so disclose would be inconsistent with its obligations under applicable law; and (iii) may, only in the case of a Qualified Acquisition Proposal and only in compliance with the provisions of Section 5.5(c), enter into one or more agreements to consummate a Qualified Acquisition Proposal. As used herein, "Qualified Acquisition Proposal" means a bona fide written Acquisition Proposal or Acquisition Proposals to either (x) acquire all or substantially all of the capital stock or assets of the Subsidiaries as a whole on terms and subject to conditions that the Company's Board of Directors believes in good faith, taking into account all of the terms and conditions of such Acquisition Proposal or Acquisition Proposals, would, if consummated, be superior to the Sale and in the best interests of the Company's Stockholders or
(y) acquire all or substantially all of the capital stock or assets of the Company on terms and subject to conditions that the Company's Board of Directors believes in good faith, taking into account all of the terms and conditions of such Acquisition Proposal or Acquisition Proposals, would, if consummated, be in the best interests of the Company's Stockholders; provided, however, that if any of the Company or the Subsidiaries, or any of their respective affiliates, subsidiaries, officers, directors, employees, representatives or agents have breached any provision of this Section 5.5 in any respect (other than an inadvertent breach) in connection with the receipt of such bona fide written Acquisition Proposal, such Acquisition Proposal shall not be deemed to be a Qualified Acquisition Proposal.

         (b) The Company will promptly (and in no event later than 36 hours after receipt) notify the Purchaser in writing of, and will disclose to the Purchaser all material details (including, without limitation, the identity of the Third Party making such Acquisition Proposal) of, any Acquisition Proposal, whether oral or written, that any of the Company, LFS or the Subsidiaries or any of their respective affiliates, subsidiaries, officers, directors, employees, representatives or agents (including, without limitation, the Financial Advisor) receives. If any of the Company, LFS or the Subsidiaries or any of their respective affiliates, subsidiaries, officers, directors, employees, representatives or agents furnishes any nonpublic information or confidential information to any Third Party pursuant to Section 5.5(a), the Company shall provide the Purchaser on a concurrent basis with copies of or access to such information.

         (c) Except as expressly permitted by this Section 5.5(c), neither the Company's Board of Directors nor any committee thereof shall or shall resolve to
(i) not recommend or withdraw its approval or recommendation, of the Sale, (ii) modify or qualify such approval or recommendation in a manner adverse to the Purchaser, (iii) approve or recommend any proposed Acquisition Proposal or (iv) cause the Company to enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to an Acquisition Proposal. Notwithstanding the foregoing, if prior to the Company's Stockholders' Meeting the Board of Directors of the Company determines in good faith, after it has received a Qualified Acquisition Proposal and after consultation with external legal counsel, that it must take such action to comply with its fiduciary duties to the Company's stockholders under applicable law, then the Company's Board of Directors may (subject to this sentence) take any of the actions contemplated by clauses (i), (ii), (iii) and
(iv) of the immediately preceding sentence (a "Subsequent Action") and terminate this Agreement pursuant to Section 7.1(c), but only if (x) the Company delivers to the Purchaser a written notice advising the Purchaser that the Company's Board of Directors has received a Qualified Acquisition Proposal and specifying the material terms and conditions of such Qualified Acquisition Proposal, identifying the person making such Qualified Acquisition Proposal and stating that, not earlier than the third Business Day following receipt by the Purchaser of such notice, the Company's Board of Directors intends to take a Subsequent Action; (y) during such three Business Day period, the Company shall have considered, and shall have caused its affiliates, subsidiaries, officers, directors, employees, representatives and agents to have considered, in good faith any adjustments in the terms and conditions of this Agreement that the Purchaser may propose; and (z) the Purchaser does not, within such three Business Day period, offer to make such adjustments in the terms and conditions of this Agreement or other proposals regarding the Company such that the Company's Board of Directors determines in its good faith judgment (after consultation with the Financial Advisor or another independent financial advisor of nationally recognized reputation) that this Agreement, together with such adjustments offered by the Purchaser, is at least as favorable to the Company's Stockholders as such Qualified Acquisition Proposal.

         (d) The Company shall immediately cease and cause to be terminated any activities, discussions, or negotiations, existing on the date hereof, with any Third Party with respect to any Acquisition Proposal or that may reasonably be expected to lead to an Acquisition Proposal.

         5.6 GOVERNMENTAL FILINGS. Each of the parties hereto shall use commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Necessary Regulatory Consents, with respect to the Company, and the Purchaser Regulatory Consents, with respect to the Purchaser. The Company shall promptly provide the Purchaser (or its counsel) with copies of all filings made by the Company or LFS with the SEC or the NASD (or any other self-regulatory organization or agency) or any other state or federal Government Entity in connection with this Agreement and the Sale. The Purchaser shall promptly provide the Company (or its counsel) with copies of all filings made by them with the SEC or any other state or federal Government Entity in connection with this Agreement and the transactions contemplated hereby. Subject to applicable laws relating to the exchange of information, the Company and the Purchaser shall have the right to review in advance, and to the extent practicable each will consult the other with respect to all information relating to the Subsidiaries or the Purchaser, as the case may be, and any of their respective subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or Government Entity in connection with the Sale and the other transactions contemplated by this Agreement.

         5.7 APPROVAL OF NEW FUND CONTRACTS.

         (a) The Purchaser, LFS and the Company recognize that the Sale shall constitute an assignment and termination of certain of the Investment Contracts and the underwriting agreement for each Fund under the terms thereof and the Investment Company Act. The Company will, and the Purchaser will use all commercially reasonable efforts to cooperate to, solicit the approval ("Fund Board Resolutions") of each of the Fund Boards, in accordance with the requirements of the Investment Company Act and subject to the terms of Section 5.10, with respect to the Fund Transactions pertaining to such Fund. The term "Fund Transactions", with respect to a Fund, means (i) adoption by or on behalf of such Fund of (A) an investment management agreement with the applicable Subsidiary (which agreement shall be in form and substance substantially identical to such Fund's existing investment management agreement with such Subsidiary), (B) an underwriting agreement on behalf of such Fund with Liberty Funds Distributor, Inc., a Massachusetts corporation and a Subsidiary of the Company ("LFDI") (which agreement shall be in form and substance substantially identical to LFDI's existing underwriting agreement with such Fund), provided, however, that this clause (B) shall not apply to any Fund which as of the date hereof does not have an underwriting agreement with LFDI, and (C) administrative services, transfer agency services and pricing and bookkeeping services agreements with the applicable Subsidiaries with respect to other services provided to the Funds (which agreements shall be in form and substance substantially identical to such Funds' existing agreements with such Subsidiaries for such services) and (ii) all required actions under federal or state securities laws in connection with the foregoing.

         (b) The Purchaser and the Company will expeditiously use all commercially reasonable efforts and cooperate to (i) cause to be prepared and filed with the SEC, cleared by the SEC, and mailed to the shareholders of the Funds, proxy statements pertaining to such of the Fund Transactions as may require approval of such shareholders under the Investment Company Act, such proxy statements to contain all required information and disclosures and to be subject to the Purchaser's review and approval, which will not be unreasonably withheld or delayed, (ii) cause special meetings of the shareholders of the Funds to be called to vote on such Fund Transactions and (iii) cause the shareholders of the Funds to approve such Fund Transactions.

         (c) The Purchaser and its affiliates will provide to the Trustees of the respective Funds, their counsel and the Company all information regarding them and the applicable Fund Transactions reasonably requested in connection therewith.

         (d) The Purchaser and the Company will use commercially reasonable efforts and cooperate to solicit approval of the governing boards of each of the Offshore Funds, and each of their respective regulatory bodies, as appropriate, with respect to the transactions contemplated by this Agreement. The term "Offshore Fund" shall mean those entities listed in Section 5.7(d) of the Disclosure Schedule.

         (e) The appropriate Subsidiary shall inform each of its Non-Fund Clients in writing of the transactions contemplated by this Agreement by sending such client a notice of and will use commercially reasonable efforts to seek such client's consent to the continuation of its investment advisory agreements with such Subsidiary following consummation of the transactions contemplated hereby, which notice shall be subject to the Purchaser's review and approval, which will not be unreasonably withheld or delayed. To the extent consistent with applicable law or SEC pronouncements, such consent may take the form of a so-called implied or negative consent; provided that, in order for such implied or negative consent to be deemed a consent for purposes of this Agreement, the Company or the appropriate Subsidiary shall have provided, prior to the Closing Date, at least sixty (60) days prior written notice of the transactions contemplated by this Agreement to each Non-Fund Client in accordance with the Investment Advisers Act. The Purchaser and its affiliates will provide to the Company all information regarding them reasonably required in connection therewith.

         (f) Subject to applicable fiduciary duties to the Funds, the Offshore Funds and the Investment Pools, the Company will use commercially reasonable efforts to ensure that the Funds, the Offshore Funds and the Investment Pools take no action (i) that would prevent any Fund from qualifying as an RIC, (ii) that would cause any Offshore Fund to be subject to taxation on a net income basis under the Code or (iii) that would be inconsistent with any Fund's or Offshore Fund's or Investment Pool's prospectus and other offering, advertising and marketing materials.

         5.8 INDEMNIFICATION. The Purchaser agrees that all rights to indemnification, advancement of expenses, exculpation, limitation of liability and any and all similar rights now existing in favor of the employees, agents, directors or officers of the Subsidiaries (the "Indemnified Parties") as provided in the charter or by-laws of the Company or in the respective charters or by-laws or other agreements of the Subsidiaries in effect on the date hereof (copies of which have been made available to the Purchaser), shall survive the Sale and shall continue in full force and effect for a period of six years from the Closing; provided, however, that if any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect to any such claim or claims shall continue until the disposition of any and all such claims.

         5.9 FAIR PRICE STRUCTURE. If any "fair price" or "control share acquisition" or "anti-takeover" statute, or other similar statute or regulation or any state "blue sky" statute shall become applicable to the transactions contemplated hereby, the Company and the Company's Board of Directors shall grant, subject to the terms of this Agreement, such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby, and otherwise act to minimize the effects of such statute or regulation on the transactions contemplated hereby or thereby.

         5.10 CERTAIN POST-SALE FUND MATTERS. The Purchaser acknowledges that the Sale is intended to qualify for the treatment described in Section 15(f) of the Investment Company Act. In this regard, the Purchaser shall, and from and after the Closing shall cause each of the Subsidiaries to, (i) use all reasonable efforts to assure that, for a period of three years after the Closing, at least 75% of the members of each Fund Board or any permitted successor thereto are not "interested persons" of the Company or the Purchaser, as that term is defined under applicable provisions of the Investment Company Act and interpreted by the SEC; such efforts to include causing any employee, officer, director or agent of the Company or any Subsidiary, any affiliate of the Company, the Purchaser or any affiliate of the Purchaser who shall be a director or trustee of any fund to resign when otherwise required to maintain such percentage, (ii) refrain from imposing or seeking to impose, for a period of two years after the Closing, any "unfair burden" on any Fund, within the meaning of the Investment Company Act as a result of the Sale or any express or implied terms, conditions or understandings applicable thereto, and (iii) use all reasonable efforts to ensure that all vacancies on any Fund Board due to the resignation or removal of a trustee who is not an "interested person" of the Purchaser, the Company or any Subsidiary shall be filled by a person who is not a "interested person" of the Purchaser, the Company or any Subsidiary and who has been selected and proposed for election by a majority of the Directors or Trustees who are not such "interested persons." The Purchaser agrees to (or the Purchaser shall cause the Subsidiaries to) indemnify and hold harmless the Company and its affiliates from and against any lawsuit, judgment, claim, action or proceeding of any nature based upon any violation of Section 15(f) of the Investment Company Act, except to the extent that such violation arises as a result of the representation and warranty in Section 3.17(d) not being true immediately prior to the Closing.

         5.11 CONTINUING EMPLOYEES.

         (a) Effective as of the Closing, each Subsidiary shall cease to be a participating employer in the Company Benefit Plans (other than Company Benefit Plans which as of the date of this Agreement are sponsored by the Subsidiaries solely for the benefit of employees of the Subsidiaries (the "Subsidiary Benefit Plans")) and, on or after the Closing Date, the Purchaser and the Subsidiaries shall have no obligations or liabilities to, under or with respect to any Company Benefit Plan, other than the Subsidiary Benefit Plans, including without limitation any responsibility as alleged successor or otherwise for the provision of COBRA under any group health plan which is a Company Benefit Plan but not a Subsidiary Benefit Plan. The Company will take all action necessary or appropriate so that each Business Employee (as defined in Section 5.11(b) below) will be fully vested in his or her accrued benefit under the Company's Pension Plan as of the Closing Date.

         (b) For all periods after the Closing, the Purchaser will provide (or cause to be provided) to each employee of any of the Subsidiaries who continues his or her employment after the Closing (the "Business Employees") employee benefit plans, agreements, programs, policies and arrangements (the "Purchaser's Plans") that are substantially comparable in the aggregate to the corporate level employee benefits maintained from time to time by the Purchaser for its similarly situated corporate level employees. Notwithstanding the preceding sentence, (i) the Purchaser shall not be required to provide any benefit to any Business Employee to the extent the provision of such benefit would result in the duplication of benefits, (ii) the Purchaser shall be permitted to provide to Business Employees benefits under employee welfare benefit plans which are substantially comparable to those provided to such Business Employees under Company Benefit Plans which are employee welfare benefit plans immediately prior to the Closing Date, and (iii) for purposes of the "substantially comparable" requirement set forth in the first sentence of this Section 5.11(b), any continuation of a Subsidiary Benefit Plan will be considered the provision of benefits of the type addressed by such Plan which are substantially comparable to the Purchaser's corporate level benefits of the same type. For the purposes of any of the Purchaser's Plans for which the benefits depend on length of service for eligibility and vesting purposes and for all other benefits for which benefit levels depend on length of service (but not benefit accrual purposes under any defined benefit pension plan), the Purchaser shall give (or cause to be given) to each continuing Business Employee full credit for past service as of the Closing Date with the Company, LFS and/or the Subsidiaries and for any additional periods for which the Company, LFS and/or a Subsidiary has previously granted the Business Employee with service credit for comparable benefit purposes under a corresponding Company Benefit Plan ("Prior Service"). In addition, and without limiting the generality of the foregoing: (i) each Business Employee shall be given credit for Prior Service for purposes of eligibility to participate, satisfaction of any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations and shall be given credit for amounts paid under a corresponding Company Benefit Plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Purchaser's Plans. Nothing in this Section 5.11 shall prevent Purchaser or the Subsidiaries from terminating the employment of any of the Business Employees at any time after the Closing.

         (c) Effective as of the Closing Date, the Purchaser shall establish or designate one or more defined contribution plans maintained by the Purchaser or its affiliates (which may include Subsidiary Benefit Plans) in which, subject to the terms and conditions of such plan (taking into account the provisions of this Section 5.11), Business Employees shall be eligible to participate (the "Purchaser's Defined Contribution Plan"). The Company sponsors the Liberty Financial Companies, Inc. Savings and Investment Plan (the "Companies' Defined Contribution Plan"). Subject to the provisions of this Section 5.11(c), the Company and the Purchaser shall take (or cause to be taken) all actions necessary to cause the assets and, to the extent of the assets transferred, the liabilities of the Companies' Defined Contribution Plan attributable to the accrued benefits of Business Employees to be transferred from the trustee of the Companies' Defined Contribution Plan to the trustee of the Purchaser's Defined Contribution Plan. However, no transfer of assets or liabilities shall occur with respect to any Business Employee whose annuity starting date occurs prior to the effective date of the transfer and further Purchaser's Defined Contribution Plan shall not be required to accept any transfer of assets or liabilities unless the effective date thereof, determined under this Section 5.11(c), is within six (6) months of the Closing Date. The assets to be transferred pursuant to the preceding sentence shall consist solely of cash and promissory notes evidencing outstanding loans to Business Employees. The transfer of assets and liabilities from the Companies' Defined Contribution Plan to the Purchaser's Defined Contribution Plan shall conform in all respects with Section 411(d)(6) and 414(1) of the Code. No transfer of assets and liabilities from the Companies' Defined Contribution Plan to the Purchaser's Defined Contribution Plan shall occur before the latest of (i) the Closing Date, (u) the date on which the IRS issues a favorable determination letter with respect to the Companies' Defined Contribution Plan, which letter addresses said Plan's compliance with applicable law through the effective date of the transfer, and the Company has taken all actions required by the IRS as a condition of such favorable determination letter, and (iii) 90 days after the Company shall have provided the Purchaser with such evidence as it may reasonably request to establish both (A) that as of the effective date of the transfer Purchaser's Defined Contribution Plan will have no obligation to offer any annuity form of distribution with respect to the accrued benefits then to be transferred and (B) that Business Employees have been provided with a summary of any plan amendment necessary to eliminate all annuity forms of distribution from the Companies' Defined Contribution Plan and that satisfies the requirements of ERISA and applicable Department of Labor regulations relating to summaries of material modifications.

         (d) Notwithstanding the foregoing provisions of this Section 5.11, the Purchaser and the Company shall, prior to the Closing Date, cooperate and negotiate in good faith to achieve further agreements relating to the establishment of and/or the transition or transfer of employee benefit plans; such further agreements may include, without limitation, arrangements intended
(i) to facilitate the Purchaser's establishing the Purchaser's Plans relating to the Business Employees on or as of the Closing Date; (ii) to enable the Purchaser or any Subsidiary to continue participation in any Company Benefit Plan for a specified period after the Closing Date; (iii) to transfer from the Company to the Purchaser or any Subsidiary after the Closing Date a portion or all of the assets or liabilities or any policies, contracts or other properties, rights or obligations of any Company Benefit Plan; provided, however, that any such transfer shall be effected in a manner that is consistent with the best interests of all participants in the applicable Company Benefit Plan. The primary objectives of the parties in cooperating and negotiating any such further agreements shall be to provide for uninterrupted coverage of employees under appropriate employee benefit plans from and after the Closing Date and to provide for transfers of Company Benefit Plans or elements of Company Benefit Plans where such transfers shall be beneficial to employees and not unduly costly or otherwise burdensome to the Company and/or LFS, the Purchaser, any Subsidiary or any other participants in such Company Benefit Plans. The foregoing provisions of this Section 5.11(d) notwithstanding, no such further agreement with respect to employee benefit plans shall be effective unless and until it has been set forth in a written agreement duly executed on behalf of the Company and the Purchaser.

         (e) Notwithstanding the foregoing provisions of this Section 5.11, as of the Closing each of the Purchaser and the Subsidiaries shall pay and perform or cause their affiliates to pay and perform, all of the obligations with respect to the employees and former employees of the

Subsidiaries (other than persons that the Company has transferred to the Company or to direct or indirect subsidiaries of the Company other than the Subsidiaries) under each of (i) Sections 2 and 6 of the Retention Plan (pertaining to severance and Gross-Up Payments (as such term is defined in the Retention Plan)) and (ii) the Deferred Compensation Obligations; provided, however, that the Company shall pay and perform all obligations to such persons under Sections 3, 4 and 5 of the Retention Plan (pertaining to retention bonuses, stock options and restricted stock), and the Company acknowledges and agrees that none of the Purchaser or any of the Subsidiaries are assuming any obligations with respect to such provisions; provided, further, that the Purchaser and the Subsidiaries (and not the Company) shall be responsible for the entire amount of any Gross-Up Payments. In addition, the Company shall be responsible for the payment of a pro-rata portion of any 2001 bonuses for the period prior to the Closing Date and the Purchaser shall be only be responsible for the payment of that portion of any 2001 bonuses applicable to the period after the Closing Date. The Company shall administer the Retention Plan in accordance with the terms thereof and, following the Closing, shall (to the extent it continues to administer the Retention Plan with respect to the Business Employees) shall consult with the Purchaser before making any determinations thereunder. The Purchaser shall provide reasonable administrative assistance to the Company in connection with the making of payments pursuant to Sections 3, 4 and 5 of the Retention Plan and payments of bonuses pursuant to the immediately preceding sentence. The Company and the Purchaser shall allocate the "base amount" of parachute payments made or to be made to (or for the benefit of) any "disqualified individual" (in each case, as defined in Section 280G of the Code) in accordance with prop. Treasury Regulation 1.280G-1 (Q&A
38); provided that all parachute payments made or to be made to (or for the benefit of) that individual, including, without limitation, any Gross-Up Payments, shall be taken into account for purposes of such allocation. Except for the obligations with respect to the Retention Plan and the Deferred Compensation Obligations set forth in the immediately preceding sentence, nothing in this Section 5.11 shall in any way restrict the ability of the Purchaser or any Subsidiary to terminate any employee benefit plan, policy, program or arrangement after the Closing Date in accordance with the terms thereof. No Business Employee's election to defer the receipt of compensation shall cause the Purchaser to become responsible for any payment of compensation under the Retention Plan for which the Company is otherwise responsible under this Agreement. To effect any such deferral for which the Company is responsible, the Company shall make the payment to the Purchaser of the amount otherwise due to the Business Employee at the time otherwise due to the Business Employee absent the deferral; the Purchaser or the Subsidiaries shall pay or cause to be paid to such Business Employee in accordance with the terms of the applicable deferral arrangement such amount, together with all interest and investment increment due thereon, at the time due under such Business Employee's deferral election. The Company agrees that after the Closing it will retain in a segregated account funds sufficient to satisfy its obligations under Section 3 of the Retention Plan.

         5.12 TAX MATTERS.

         (a) Subject to the provisions of this Section 5.12, the Company and LFS shall cause each tax allocation or sharing agreement or arrangement, whether or not written, that may have been entered into by the Company and any Subsidiary, to be terminated as to such Subsidiary to the extent it relates to such Subsidiary as of or after the Closing Date, and no payments which would be owed by or to such Subsidiary pursuant thereto shall be made thereunder.

         (b) (i) The Company shall cause the Subsidiaries with which the Company and/or LFS files a consolidated federal income tax return or combined or unitary state tax return to pay distributions, whether denominated as dividends, payments pursuant to tax sharing agreements or otherwise (the "Tax Distributions") to the Company and/or LFS prior to the close of business on the fourth Business Day prior to the Closing Date that are equal to the liabilities for current Taxes shown in the Final Calculations. Notwithstanding the foregoing, any such liabilities referred to in the preceding sentence, which are not paid by the Subsidiaries prior to the Closing, shall be satisfied by the Purchaser through an adjustment to the Purchase Price pursuant to Section 1.2(b)(iv).

             (ii) The Company and/or LFS shall make a payment to each Subsidiary prior to the close of business on the fourth Business Day prior to the Closing Date that is equal to that Subsidiary's current Tax assets shown in the Final Calculations.

         (c) RESPONSIBILITY FOR TAXES--INCOME TAXES

             (i) Subject to Sections 1.2(b)(iv) and 5.12(b), the Company and LFS, jointly and severally, shall be responsible for and shall pay (and shall indemnify and hold Purchaser harmless from and against) all federal, state, local, or foreign Income Taxes (as defined below) of each Subsidiary (and of any affiliated, consolidated, combined, unitary, or other similar group that includes any Subsidiary) attributable to:

                 (A) any Tax period ending on or prior to the Closing Date, including without limitation (x) any Income Taxes described in clauses (ii) and
(iii) of the definition of "Taxes" herein (including without limitation any Taxes attributable to or resulting from the operation of section 1.1502-6 of the Treasury Regulations or any analogous provision of state, local, or foreign law) and (y) any Taxes attributable to or resulting from the Section 338(h)(10) Election (including without limitation any corresponding elections under state, local, or foreign tax law), any deferred income triggered by sections 1.1502-13 and 1.1502-14 of the Treasury Regulations; and any such tax consequences related to the intercompany sale between Liberty Funds Group and Liberty Funds Distributor Inc. of mutual fund B shares (the "LFG Deferred Income") shall not be reflected as a tax liability in Closing Tangible Net Worth. The estimated tax on the LFG Deferred Income as of the date of this Agreement is approximately $20 million.


For purposes of this Section 5.12, "Income Taxes" means any Taxes based upon or relating to income, including without limitation any Taxes calculated in whole or in part based on gross receipts or net revenues.

             (ii) The Company shall prepare (or cause to be prepared) and file (or cause to be filed) on a timely basis any Tax Returns of a Subsidiary for Tax periods described in Section 5.12(c)(i), regardless of when they become due. The Company and LFS shall timely pay (or cause to be paid) all Taxes shown or required to be shown to be due on such Tax Returns.

             (iii) With respect to any Income Taxes of a Subsidiary attributable to any Tax period that includes but does not end on the Closing Date:


                 (A) The Company and LFS, jointly and severally, shall be responsible for and shall pay (and shall indemnify and hold Purchaser harmless from and against) all such

Income Taxes attributable to the period through the Closing Date. The Income Taxes of a Subsidiary attributable to the period through the Closing Date shall be computed by taking into account any applicable items consistent with the principles of Section 5.12(c)(i)(A); and


                 (B) Purchaser shall be responsible for and shall pay (and shall indemnify and hold the Company and LFS harmless from and against) all such Income Taxes attributable to the period after the Closing Date, determined consistently with clause (A) above.


                 (C) Purchaser shall prepare (or cause to be prepared) and file (or cause to be filed) on a timely basis any applicable Tax Returns of a Subsidiary for applicable Income Tax periods that include but do not end on the Closing Date. Such Tax Returns shall be prepared on a basis consistent with the Subsidiary's prior Tax Returns to the extent permitted under all applicable Income Tax laws, rules and regulations. Purchaser shall pay (or cause to be paid) all Taxes shown to be due on such Tax Returns. To the extent that the Company and LFS are responsible for any portion of such Income Taxes pursuant to
Section 5.12(c)(iii)(A), the Company and LFS, jointly and severally, shall be liable for and shall reimburse Purchaser for that portion of such Income Taxes. Any such reimbursement shall occur within five (5) Business Days of receipt of notice of payment by Purchaser.

             (iv) The Company shall be entitled to all refunds of Income Taxes of the type and for all Tax periods referred to in Section 5.12(c)(i)-(iii), except with respect to any Tax Return for which Purchaser has paid a portion of the relevant Income Taxes as provided in Section 5.12(c)(iii), in which case Purchaser shall be entitled to a PRO RATA portion of such refund based on the proportion of applicable Income Taxes paid by Purchaser and the principles of this Section 5.12(c).

         (d) RESPONSIBILITY FOR TAXES--NON-INCOME TAXES.

             (i) The Company and LFS, jointly and severally, shall be responsible for and shall pay (and shall indemnify and hold Purchaser harmless from and against) all Taxes other than Income Taxes ("Non-Income Taxes") of the Subsidiaries attributable to any Tax period ending on or prior to the Closing Date, including any Non-Income Taxes attributable to or resulting from the
Section 338(h)(10) Election (including without limitation any corresponding elections under state, local, or foreign tax law). With respect to any Non-Income Taxes of a Subsidiary attributable to any Tax period that includes but ends after the Closing Date, (i) the Company and LFS, jointly and severally, shall be responsible for and shall pay (and shall indemnify and hold Purchaser harmless from and against) the Non-Income Taxes of the Subsidiary attributable to the period prior to and including the Closing Date and (ii) Purchaser shall be responsible for and shall pay (and shall indemnify and hold the Company and LFS harmless from and against) the Non-Income Taxes of the Subsidiary attributable to the period after the Closing Date. For any Taxes based on sales or revenue, the allocation of responsibility shall be based on the sales or revenues, as applicable, taken into account during the applicable periods. For any real estate Taxes or other property or asset-based Taxes, the allocation of responsibility shall be based on the number of days the applicable asset was held by the applicable Subsidiary in the applicable Tax period through the Closing Date as compared to the number of days the applicable asset was held by the applicable Subsidiary in the applicable Tax period after the Closing Date. For all other Non-Income Taxes, the allocation of responsibility shall be made by reference to the specific asset, activity or payment producing such Tax liability, and if the Tax liability cannot practically be so allocated, then PRO RATA based on the number of days in the applicable Tax period through the Closing Date as compared to the number of days in the Tax period after the Closing Date, or based on some other method determined jointly by Purchaser and the Company to be more appropriate.

             (ii) Purchaser shall prepare (or cause to be prepared) and file (or cause to be filed) on a timely basis any Tax Returns for Non-Income Taxes of the Subsidiaries that are due (including all applicable extensions) after the Closing Date. Such Tax Returns shall be prepared on a basis consistent with the Subsidiaries' prior Tax Returns to the extent permitted under all applicable Tax laws, rules and regulations. Purchaser shall pay (or cause to be paid) all Non-Income Taxes shown or required to be shown to be due on such Tax Returns. The Company and LFS, jointly and severally, shall be liable for and shall reimburse Purchaser for that portion of such Taxes for which they are responsible pursuant to Section 5.12(d)(i). Any such reimbursement shall occur within five (5) Business Days of receipt of notice of payment by Purchaser.

             (iii) The Company shall be entitled to all refunds of Non-Income Taxes of the type and for the Tax periods referred to in the first sentence of
Section 5.12(d)(i) above. With respect to any refunds of Non-Income Taxes of the type and for the Tax periods referred to in the remainder of Section 5.12(d)(i), the Company and Purchaser shall each be entitled to a PRO RATA portion of such refund based on the respective proportions of applicable Non-Income Taxes paid by the Company or LFS on the one hand, or Purchaser on the other and the principles of this Section 5.12(d).

         (e) RIGHT TO REVIEW TAX CLAIMS. For purposes of Section 5.12(c)(iii)(C), 5.12(c)(iv), 5.12(d)(ii) and 5.12(d)(iii), the Purchaser shall afford the Company a reasonable opportunity (but not less than 30 days) prior to the Filing of any Tax Return, claim for refund, or other document that contains an item that affects the liabilities of the Company for Taxes or its rights to a refund of Taxes under this Section 5.12 (a "Filing") to review any such Filing. The Company shall have the right to approve any such Filing to the extent that the preceding sentence applies. The failure of the Company to notify the Purchaser in writing of its objection to the treatment of any such item within 25 days after it has received a copy of the Filing shall be treated as approval of such Filing. If the Purchaser and the Company are unable to agree on the contents of a Filing, the matter shall be referred for final and binding arbitration to a person reasonably acceptable to both parties. The costs of such arbitration shall be borne equally by the Company and the Purchaser.

         (f) COOPERATION ON TAX MATTERS; CONDUCT OF PROCEEDINGS

             (i) Purchaser and the Company shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of Tax Returns pursuant to Sections 5.12(c) and (d) hereof and any audit, litigation or other proceeding with respect to Taxes of any Subsidiary, any Fund, or any Offshore Fund. Such cooperation shall include the retention and (upon the other party's request) the provision of records and documentation that are reasonably relevant to such preparation and filing and to any audit, litigation or other proceeding relating thereto and making employees reasonably available on a mutually convenient basis to provide additional available information and explanation of any material provided hereunder. For purposes of the preceding sentence, the Company, LFS, and the Purchaser shall (and shall cause their affiliates to) preserve all such records and documentation until the expiration of any applicable statute of limitations, including extensions thereof of which they have not less than thirty (30) days' prior written notice.

             (ii) The Company shall be solely responsible for defending any audit, litigation or other proceeding with respect to Taxes of Subsidiaries for which the Company or LFS is liable hereunder (but only with respect to matters for which they are so liable), and shall have the sole authority to negotiate, compromise and settle any such audit, litigation or other proceeding (but only with respect to those issues). The Company shall keep Purchaser reasonably informed as to the progress of any such audit, litigation or other proceeding with respect to such Taxes, and shall, if Purchaser so requests in writing, permit Purchaser at its expense to participate in any such audit, litigation or other proceeding insofar as it relates to the Subsidiaries; PROVIDED THAT the Company shall not settle any such audit, litigation, or other proceeding without Purchaser's consent (not to be unreasonably withheld) if such settlement would increase the Tax liabilities of Purchaser or any of its affiliates (including any Subsidiary) for any period after the Closing Date. If, as a result of any such audit, litigation or proceeding the Company is required to pay any additional Taxes hereunder, and, in the case of any settlement Purchaser's prior written consent shall have been duly obtained hereunder, Purchaser shall reimburse the Company for that portion of such Taxes for which it is responsible under Sections 5.12(c) or 5.12(d) hereof, within five (5) Business Days after receipt of notice of payment.

         (g) Except for taxes paid pursuant to Sections 5.12(b)(i) and 5.12(b)(ii), all payments made by the parties under this Section 5.12 shall be treated, to the fullest extent permissible, as adjustments in the Purchase Price.

         (h) The parties' obligations under this Section 5.12 shall survive the Closing.

         5.13 INTERESTED PERSONS. The Company shall cause the Closing condition contained in Section 6.2(d)(i) to be satisfied to the extent it is within the Company's ability to do so.

         5.14 OTHER CONFIDENTIALITY AGREEMENTS. The Company shall promptly inform the Purchaser of any breach of any confidentiality agreement (and the basic facts of such breach) entered into by the Company or any of its affiliates or representatives on behalf of the Company in connection with the sale of the Business (each such agreement, a "Company Confidentiality Agreement"). The Company shall use commercially reasonable efforts, at the Company's expense, to take reasonable actions necessary to enforce the provisions of any such Company Confidentiality Agreement.

         5.15 INTERCOMPANY MATTERS. All intercompany accounts, agreements or other arrangements (other than (i) the Transition Services Agreement and (ii) agreements or other arrangements to continue after the Closing pursuant to (A)
Section 1.6, 5.8, 5.10, 5.11, 5.12 or 5.15 of this Agreement, (B) the License Agreement and (C) the LMIC Indemnification Agreement) between any of the Company or any affiliate or subsidiary of any of the Companies (other than the Subsidiaries), on the one hand, and any Subsidiary, on the other hand, as of the Closing shall be settled in accordance with their terms and consistent with past practices in the manner provided in this Section 5.15 (all such accounts, agreements and arrangements, the "Interconnects"). At least five Business Days prior to the Closing, the Company shall prepare and deliver to the Purchaser a statement setting out in reasonable detail the calculation of all intercompany account balances in respect of the Interconnects to be settled hereunder based upon the latest available financial information as of such date and, to the extent reasonably requested by the Purchaser, provide the Purchaser with supporting documentation to verify the underlying intercompany charges and transactions. Such statement will include actual amounts reflected in the most recently closed monthly books and records and estimates for the period through the Closing Date based on the latest financial information available as of such date. Except as contemplated by (i) the Transition Services Agreement or (ii) agreements or other arrangements to continue after the Closing pursuant to
Section 1.6, 5.8, 5.10, 5.11, 5.12 or 5.15 of this Agreement, (B) the License Agreement or (C) the LMIC Indemnification Agreement, all Interconnects will be terminated effective as of the Closing.

         5.16 TRANSFER OF RECORDS. On or promptly following the Closing Date, except to the extent that such books of account, records and files are in possession of the Subsidiaries, the Company shall use commercially reasonable efforts to deliver or cause to be delivered to the Purchaser originals or copies of, or extracts of information containing, all of the Business's books of account, records and files that are in the possession of any of the Company or any affiliate of the Company, including, without limitation, all employee files (for Business Employees only), monthly financial statements, trial balances, general ledgers, accounting records, forms, marketing materials, sales training manuals, sales promotional data, customer lists, business plans, correspondence and litigation files, in each case used in or related to the Business.

         5.17 SERIES A PREFERRED REDEMPTION. The Company shall call for the redemption, and to the extent not converted prior to the redemption date in accordance with the terms thereof shall redeem, all outstanding shares of the Series A Preferred pursuant to the charter of the Company effective as of a date prior to the record date for determining the holders of the Company capital stock entitled to vote at the Company Stockholders' Meeting.

         5.18 CRABBE HUSON AGREEMENt. The Company shall use its commercially reasonable efforts to cause that certain Asset Acquisition Agreement by and between Crabbe Huson Group, Inc., James E. Crabbe and Richard S. Huson and the Company and LFC Acquisition Corp. dated June 10, 1998, to be amended to eliminate the requirement that 10% of contingent purchase price payments thereunder be payable in shares of the Company's Common Stock.

                                    ARTICLE 6
                                   CONDITIONS

         6.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE SALE. The respective obligations of each party to effect the Sale shall be subject to the fulfillment or waiver at or prior to the Closing of each of the following conditions:

         (a) The Sale shall have been authorized by the affirmative vote of the holders of a majority of the Shares as of the applicable record date voting as a single class;

         (b) Any waiting period (and any extension thereof) applicable to the consummation of the Sale under the Hart-Scott-Rodino Act shall have expired or been terminated and the Company and the Purchaser shall have received all of the other consents and approvals required under Applicable Law the failure of which to obtain would prevent the consummation of the Sale or reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect, and such consents or approvals shall be in full force and effect and all statutory waiting periods in respect thereof shall have expired;

         (c) No order, decree or ruling issued by a court of competent jurisdiction or by a Government Entity nor any statute, rule, regulation or executive order promulgated or enacted by any Government Entity shall be in effect that would prohibit the Sale or make illegal the acquisition or ownership of the Purchased Securities by the Purchaser or otherwise prevent the consummation of the Sale; provided, that the party seeking to assert this condition shall have complied with its obligations under Section 5.4; and

         (d) The Transition Services Agreement, the Transition Letter Agreement, the License Agreement and the LMIC Indemnification Agreement shall be in full force and effect.

         6.2 ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE SALE. The obligation of the Company to effect the Sale is further subject to fulfillment (or waiver by the Company) of the following conditions:

         (a) The representations and warranties of the Purchaser contained herein shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing except (x) for changes specifically permitted by the terms of this Agreement, (y) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (z) where the failure of the representations and warranties to be true and correct (without giving effect to any qualifications as to "material" or similar qualifications) would not, individually or in the aggregate, reasonably be expected to impair materially the ability of the Purchaser to perform its obligations hereunder;

         (b) The Purchaser shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the Closing;

         (c) The Purchaser shall have delivered to the Company a certificate, dated the Closing Date and signed by a duly authorized officer, to the effect that each of the conditions specified in clauses (a) and (b) of this Section 6.2 is satisfied;

         (d) (i) At least 75% of the members of each Fund Board which has approved a new investment advisory contract (including an interim investment advisory contract under Investment Company Act Rule 15a-4) with a Subsidiary (or such other entity that will act as investment adviser to such Funds following the Closing) shall not be "interested persons" (as such term is defined in the Investment Company Act) of the Company (or such other entity that will act as investment adviser to such Funds following the Closing) or of the Purchaser; and
(ii) no "unfair burden" or any express or implied terms, conditions or understandings applicable thereto as contemplated by Section 15(f)(1)(B) of the Investment Company Act shall have been imposed on any of the Funds as a result of this Agreement;

         (e) The Purchaser shall have executed and delivered a counterpart signature page to the Transition Services Agreement; and

         (f) The Purchaser shall have paid the Purchase Price, as contemplated by Section 1.2.

         6.3 ADDITIONAL CONDITIONS TO OBLIGATION OF THE PURCHASER TO EFFECT THE SALE. The obligation of the Purchaser to effect the Sale is further subject to the fulfillment (or waiver by the Purchaser) of the following conditions:

         (a) The representations and warranties of the Company and LFS contained herein shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except (x) for changes specifically permitted by the terms of this Agreement, (y) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (z) where the failure of such representations and warranties to be true and correct (without giving effect to any qualifications as to Company Material Adverse Effect, "material" or similar qualifications) would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect;

         (b) The Company and LFS shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the Closing;

         (c) The Company and LFS shall have delivered to the Purchaser a certificate, dated the Closing Date and signed by its Chief Executive Officer to the effect that each of the conditions specified in clauses (a) and (b) of this
Section 6.3 with respect to the Company and LFS is satisfied;

         (d) The Company shall have obtained all consents, waivers, or approvals, necessary to provide that the consummation of the Sale does not constitute a default under, or effect or give rise to a right of termination of the Material Contracts identified in Section 6.3(d) of the Disclosure Schedule;

         (e) There shall not have been a Company Material Adverse Effect since the date of this Agreement;

         (f) The Fund Board Resolutions and any shareholder approvals, other approvals or consents contemplated by Sections 5.7 (a), (b), (d) and (e) shall have been received and shall be in full force and effect from Funds, Offshore Funds and Non-Fund Clients that represented, as of March 31, 2001, at least 80% of the March 31, 2001 AUM; provided that a so-called implied or negative consent shall be deemed an approval or consent of a Non-Fund Client for purposes of this
Section 6.3(f) as long as the Company or a Subsidiary has complied with Section 5.7(e) hereof with respect to such Non-Fund Client; provided, however, that anything herein to the contrary notwithstanding, a Fund Board Resolution or other approval or consent with respect to a Fund, Offshore Fund or a Non-Fund Client shall be deemed not to have been received for purposes of this Agreement if (a) any of the Company, LFS or any of the Subsidiaries, or any of their respective representatives or agents, has agreed or entered into an understanding to cap, reduce, waive, reimburse or otherwise modify the fees payable by such client in connection with obtaining any Fund Board Resolution or other approval or consent with respect to such client, or (b) such consent was obtained pursuant to Investment Company Act Rule 15a-4.

         (g) The Closing Date Revenue Run Rate shall be not less than 80% of the December 31 Revenue Run Rate;

         (h) The Company and LFS shall have delivered to the Purchaser certificates representing the Purchased Securities duly endorsed in blank or with duly executed stock powers in blank, in proper form for transfer; and

         (i) Each of Company and LFS shall deliver to the Purchaser a certificate of Non-Foreign Status duly executed by an officer of the Company, in a form reasonably acceptable to Purchaser meeting the requirements of Treasury Regulation Section 1.1445-2(c)(3).

                                    ARTICLE 7
                        TERMINATION, AMENDMENT AND WAIVER

         7.1 TERMINATION. This Agreement may be terminated and the Sale may be abandoned at any time prior to the Closing, whether prior to or (except as provided in Section 7.1(c)) after approval of the Sale by the Company's Stockholders, as follows:

         (a) by mutual written consent of the Purchaser and the Company;

         (b) by either the Purchaser or the Company if (i) the Closing shall not have occurred on or before April 30, 2002 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (ii) there shall be any order which is final and nonappealable preventing the consummation of the Sale;

         (c) prior to (but not subsequent to) the approval by the Company's Stockholders at the Company Stockholders' Meeting, by the Purchaser or the Company if (i) the Board of Directors of the Company withdraws, modifies, changes or fails to reaffirm (within a reasonable period of time after a request by the Purchaser) its recommendation of the Sale in a manner adverse to the Purchaser, (ii) the Board of Directors of the Company shall have recommended to the Company's Stockholders another Acquisition Proposal, or (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails within the time provided in Rule 14e-2 under the Exchange Act to recommend against acceptance of such tender offer or exchange offer by the Company's Stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its Stockholders); provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(c) unless the Company shall have complied in all respects with Section 5.5 (except for inadvertent failures to so comply) and shall have paid to the Purchaser the Termination Fee; provided further, that any public statement by the Company that
(A) it has received an Acquisition Proposal or otherwise taken any action permitted by Section 5.5(a) or (B) otherwise describes the operation of the provisions of this Agreement relating to an Acquisition Proposal, termination, the Board of Directors' recommendation of the Sale, or the transactions contemplated hereby, shall not, in and of themselves, be deemed to be a proposal to withdraw, modify or change the Board of Directors' recommendation for purposes of this Section 7.1(c);

         (d) by either the Purchaser or the Company if the Sale or any of the Transactions shall fail to receive the affirmative vote of the holders of a majority of the Shares as of the applicable record date for approval when voted on by the Company's Stockholders at the Company Stockholders' Meeting (or any permitted adjournment thereof);

         (e) by the Purchaser upon a breach of any representation or warranty or material covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or
Section 6.3(b) would not be satisfied ("Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company within a thirty day period, the Purchaser may not terminate this Agreement under this Section 7.1(e) during such thirty day period for so long as the Company continues to exercise commercially reasonable efforts as may be appropriate to cure such Terminating Company Breach; or

         (f) by the Company upon a breach of any representation or warranty or material covenant or agreement on the part of the Purchaser set forth in this Agreement, or if any representation or warranty of the Purchaser shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied ("Terminating Purchaser Breach"); provided, however, that, if such Terminating Purchaser Breach is curable by the Purchaser within a thirty day period, the Company may not terminate this Agreement under this Section 7.1(f) during such thirty day period for so long as the Purchaser continues to exercise commercially reasonable efforts as may be appropriate to cure such Terminating Purchaser Breach.

         7.2 EFFECT OF TERMINATION. On termination of this Agreement as provided in Section 7.1, all obligations and agreements of the parties set forth in Articles 1 through 6, except Section 5.3, shall forthwith terminate and be of no further force or effect; provided that if the Purchaser receives the Termination Fee contemplated by Section 7.5, neither the Purchaser nor any of its affiliates shall assert, prosecute or pursue in any manner, directly or indirectly, any claim or cause of action against the Company or LFS or any of their officers, directors or affiliates; provided further that the foregoing shall not relieve any party of liability for damages actually incurred as a result of any willful breach of any of such provisions in Articles 1 through 6, prior to such termination. Neither the Purchaser nor the Company may elect to terminate this Agreement pursuant to more than one clause of Section 7.1.

         7.3 AMENDMENT. This Agreement may not be amended except by action of each of the parties hereto set forth in an instrument in writing signed on behalf of each of the parties hereto; provided, however, that after approval of the Sale by the Company's Stockholders, without the further approval of the Company's Stockholders no amendment may be made that would: (i) reduce the Purchase Price or change the form thereof; or (ii) change any other terms and conditions of this Agreement if any of the changes, alone or in the aggregate, would materially adversely affect the Company's Stockholders (other than the Purchaser and its affiliates).

         7.4 WAIVER. At any time prior to the Closing, whether before or after the Company Stockholders' Meeting, subject to the proviso contained in Section 7.3, any party may waive compliance by any other party with any agreements of such other party. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer. The failure of any party to assert any of its rights under this Agreement shall not constitute a waiver of such rights.

         7.5 EXPENSES; TERMINATION FEE.

         (a) If this Agreement is terminated by the Purchaser pursuant to
Section 7.1(e) or by the Company pursuant to Section 7.1(f), then the party terminating this Agreement shall be entitled to reimbursement by the other party of all reasonable out-of-pocket costs and expenses (including, without limitation, fees and disbursements of counsel, financial advisors, actuaries and accountants) incurred by it in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, if either (i) the Company has received an Acquisition Proposal at the time this Agreement is terminated by the Purchaser pursuant to Section 7.1(e) or receives an Acquisition Proposal within three months after the date of such termination under Section 7.1(e) and within 12 months after the date of termination the Company consummates a sale of the Purchased Subsidiaries or all or substantially all of the assets of the Subsidiaries as a whole for an amount greater than the Purchase Price (a "Subsequent Deal") or (ii) this Agreement is terminated by the Purchaser pursuant to Section 7.1(e) as a result of a breach by the Company of
Section 5.5, then the Company shall pay the Purchaser within ten Business Days after (a) the consummation of the Subsequent Sale, in the case of the circumstances described in clause (i), or (b) the termination date, in the case of the circumstances described in clause (ii), the Termination Fee (as defined below) in immediately available funds, less any expenses of the Purchaser previously reimbursed by the Company.

         (b) If this Agreement is terminated by the Company pursuant to Section 7.1(c), then the Company shall pay the Purchaser as a condition precedent to such termination a fee of $45,000,000 (the "Termination Fee") in immediately available funds. If this Agreement is terminated by the Purchaser pursuant to
Section 7.1(c), then the Company shall pay to the Purchaser within five Business Days after the date of such termination the Termination Fee.

         (c) The parties acknowledge that the agreements contained in this
Section 7.5 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if any party fails to pay any payments due to the other party pursuant to this Section 7.5 and, in order to obtain such payment, the party that has not received such payment commences a suit that results in a judgment against the other party, such other party shall pay to such party that had not received such payment (in addition to the amount of such judgment) all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and disbursements of counsel, financial advisors, actuaries and accountants) incurred by the party that had not received such payment in connection with such suit, together with interest on the amount of such judgment at the prime rate of Citibank N.A. in effect on the date that such payment was required to be made (in lieu of and not in addition to any other interest payable under applicable law).

         (d) This Section 7.5 shall survive any termination of this Agreement.

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

                                   ARTICLE 8
                               GENERAL PROVISIONS

         8.1 PUBLICITY. For so long as this Agreement is in effect, except as such party may be required by applicable law or applicable national stock exchange, SEC or NASD or other regulatory requirements, neither the Company nor the Purchaser shall, nor shall either permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the Sale without the consent of the other party, which consent shall not be unreasonably withheld or delayed. Whenever the Company or the Purchaser proposes to make a required press release or public announcement, it shall use its reasonable efforts to allow the other reasonable time to comment on such release or announcement in advance, but the final form and content of any such required release or announcement shall be at the discretion of the disclosing party.

         8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been properly given if (i) delivered personally, (ii) sent by certified or registered mail, return receipt requested,
(iii) sent by overnight courier for delivery on the next Business Day, or (iv) sent by confirmed telecopy, provided that a hard copy of all such telecopied materials is thereafter sent within 24 hours in the manner described in clauses
(i), (ii) or (iii), to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

         (a) If to the Purchaser:

                           Fleet National Bank
                           100 Federal Street
                           Boston, Massachusetts 02110
                           Attention: Brian Moynihan
                           Telecopy No.:  (617) 434-1926

                                    with copies to:

                           Fleet National Bank
                           100 Federal Street
                           Boston, Massachusetts 02110
                           Attention:  Terrence P. Laughlin
                           Telecopy No.:  (617) 434-2729

                                    and

                           Fleet National Bank
                           100 Federal Street
                           Boston, Massachusetts 02110
                           Attention:  William Mutterpurl
                           Telecopy No.:  (617) 434-2186

                                    and

                           Bingham Dana LLP
                           150 Federal Street
                           Boston, Massachusetts  02110
                           Attention:  Neal J. Curtin, Esq.
                           Telecopy No.:  (617) 951-8736


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

         (b) If to the Company:

                           Liberty Financial Companies, Inc.
                           600 Atlantic Avenue
                           Boston, Massachusetts  02210-2214
                           Attention: Lindsay Cook, Executive Vice President Telecopy No.: (617) 720-5376

                                    and
                           Liberty Financial Companies, Inc.
                           600 Atlantic Avenue
                           Boston, Massachusetts  02210-2214
                           Attention:  Kevin M. Carome, Senior Vice President
                                            and General Counsel
                           Telecopy No.:  (617) 742-7338

                                    with a copy to:

                           Choate, Hall & Stewart
                           Exchange Place
                           53 State Street
                           Boston, Massachusetts  02109
                           Attention:  William P. Gelnaw, Jr., Esq.
                           Telecopy No.:  (617) 248-4000

Notices provided in accordance with this Section 8.2 shall be deemed delivered
(i) on the date of personal delivery, (ii) on the date such notice is actually received or delivery thereof is refused at the specified address, or (iii) on the date of confirmation of receipt of the telecopy transmission, as the case may be.

         8.3 INTERPRETATION. When a reference is made in this Agreement to subsidiaries of the Purchaser or the Company, the word "subsidiary" or "subsidiaries" means any corporation more than 50% of whose outstanding voting securities, any or partnership, joint venture or other entity more than 50% of whose total equity interests are, directly or indirectly, owned by the Purchaser or the Company, as the case may be; and the word "affiliates" (as distinguished from the words "affiliated person" when used with reference to the Investment Company Act) shall have the meaning assigned to such term under Rule 405 of the Securities Act. For purposes of this Agreement, the Company shall not be deemed to be an affiliate or subsidiary of the Purchaser. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Inclusion of information in the

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

Disclosure Schedule shall not be taken as an admission or acknowledgment of the materiality of such information.

         8.4 REPRESENTATIONS AND WARRANTIES; ETC. The representations and warranties of the Company, LFS and the Purchaser contained herein shall expire with, and be terminated and extinguished upon, consummation of the Sale. This
Section 8.4 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the consummation of the Sale.

         8.5 MISCELLANEOUS.

         (a) This Agreement together with the Confidentiality Agreement constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement is not intended to confer upon any other person any rights or remedies hereunder, create any agreement of employment with any person or otherwise (except for Sections 5.8) create any third-party beneficiary hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. The rights of the parties under this Agreement shall not be assigned prior to the consummation of the Sale, or a termination pursuant to
Article 7, provided, however, that the Purchaser may assign its rights and obligations in whole or in part to any of its affiliates, but no such assignment shall relieve the Purchaser of its obligations hereunder. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of Massachusetts, without giving effect to the principles of conflict of laws. This Agreement may be executed in one or more counterparts (including by facsimile transmission) which together shall constitute a single agreement. Any reference herein to any agreement shall be deemed to mean such agreement as it may be amended from time to time.

         (b) Each party hereby irrevocably and unconditionally consents and submits to the jurisdiction of the courts of Massachusetts and the United States of America located in Massachusetts for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by United States registered mail to the respective addresses set forth in Section 8.2 shall be effective service of process for any action, suit or proceeding brought against each party in any such court. Each party hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of Massachusetts or the United States of America located in Massachusetts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect so long as the economic substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

         8.6 WAIVER OF JURY TRIAL. Each party hereto waives its rights to a jury trial with respect to any action or claim arising out of any dispute in connection with this Agreement, any agreement, contract or other document or instrument executed in connection herewith, or any of the transactions contemplated hereby.

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                                       57

         IN WITNESS WHEREOF, the Purchaser, the Company and LFS have caused this Agreement to be duly executed as of the date first above written by their respective officers thereunto duly authorized.


FLEET NATIONAL BANK                      LIBERTY FINANCIAL COMPANIES, INC.

By: /s/ TERRENCE P. LAUGHLIN
   ---------------------------
                                         By: /s/ GARY L. COUNTRYMAN
                                            -------------------------------
                                            President

                                         LIBERTY FINANCIAL SERVICES, INC.


                                         By: /s/ GARY L. COUNTRYMAN
                                            -------------------------------
                                            President











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